EXHIBIT 4.1

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                            WESCO DISTRIBUTION, INC.

                    91/8% Senior Subordinated Notes due 2008

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                                    INDENTURE

                            Dated as of June 5, 1998

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                                 BANK ONE, N.A.,

                        Senior Subordinated Notes Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE 1

          Definitions and Incorporation by Reference

   SECTION 1.01.  Definitions..................................................1
   SECTION 1.02.  Other Definitions...........................................22
   SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...........22
   SECTION 1.04.  Rules of Construction.......................................23

                                    ARTICLE 2

                          The Senior Subordinated Notes

   SECTION 2.01.  Amount of Senior Subordinated Notes; Issuable in Series.....24
   SECTION 2.02.  Form and Dating.............................................25
   SECTION 2.03.  Execution and Authentication................................25
   SECTION 2.04.  Registrar and Paying Agent..................................26
   SECTION 2.05.  Paying Agent To Hold Money in Trust.........................27
   SECTION 2.06.  Senior Subordinated Noteholder Lists........................27
   SECTION 2.07.  Transfer and Exchange.......................................27
   SECTION 2.08.  Replacement Senior Subordinated Notes.......................28
   SECTION 2.09.  Outstanding Senior Subordinated Notes.......................29
   SECTION 2.10.  Temporary Senior Subordinated Notes.........................29
   SECTION 2.11.  Cancelation.................................................29
   SECTION 2.12.  Defaulted Interest..........................................30
   SECTION 2.13.  CUSIP Numbers...............................................30

                                    ARTICLE 3

                                   Redemption

   SECTION 3.01.  Notices to Senior Subordinated Notes Trustee................30
   SECTION 3.02.  Selection of Senior Subordinated Notes To Be Redeemed.......30
   SECTION 3.03.  Notice of Redemption........................................31
   SECTION 3.04.  Effect of Notice of Redemption..............................32
   SECTION 3.05.  Deposit of Redemption Price.................................32
   SECTION 3.06.  Senior Subordinated Notes Redeemed in Part..................32

                                    ARTICLE 4

                                    Covenants

   SECTION 4.01.  Payment of Senior Subordinated Notes........................32
   SECTION 4.02.  SEC Reports.................................................32
   SECTION 4.03.  Limitation on Indebtedness..................................33

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   SECTION 4.04.  Limitation on Restricted Payments...........................35
   SECTION 4.05.  Limitation on Restrictions on Distributions from
                     Restricted Subsidiaries..................................39
   SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock..........40
   SECTION 4.07.  Limitation on Transactions with Affiliates..................43
   SECTION 4.08.  Change of Control...........................................44
   SECTION 4.09.  Compliance Certificate......................................46
   SECTION 4.10.  Further Instruments and Acts................................46
   SECTION 4.11.  Limitation on the Sale or Issuance of Capital Stock
                     of Restricted Subsidiaries...............................46
   SECTION 4.12.  Limitation on Liens.........................................46

                                    ARTICLE 5

                                Successor Company

   SECTION 5.01.  When Company May Merge or Transfer Assets...................47

                                    ARTICLE 6

                              Defaults and Remedies

   SECTION 6.01.  Events of Default...........................................48
   SECTION 6.02.  Acceleration................................................50
   SECTION 6.03.  Other Remedies..............................................50
   SECTION 6.04.  Waiver of Past Defaults.....................................51
   SECTION 6.05.  Control by Majority.........................................51
   SECTION 6.06.  Limitation on Suits.........................................51
   SECTION 6.07.  Rights of Senior Subordinated Noteholders to Receive
                     Payment .................................................52
   SECTION 6.08.  Collection Suit by Senior Subordinated Notes Trustee........52
   SECTION 6.09.  Senior Subordinated Notes Trustee May File Proofs of Claim..52
   SECTION 6.10.  Priorities..................................................52
   SECTION 6.11.  Undertaking for Costs.......................................53
   SECTION 6.12.  Waiver of Stay or Extension Laws............................53

                                    ARTICLE 7

                        Senior Subordinated Notes Trustee

   SECTION 7.01.  Duties of Senior Subordinated Notes Trustee.................53
   SECTION 7.02.  Rights of Senior Subordinated Notes Trustee.................55
   SECTION 7.03.  Individual Rights of Senior Subordinated Notes Trustee......55
   SECTION 7.04.  Senior Subordinated Notes Trustee's Disclaimer..............55
   SECTION 7.05.  Notice of Defaults..........................................56
   SECTION 7.06.  Reports by Senior Subordinated Notes Trustee to
                     Senior Subordinated Noteholders..........................56
   SECTION 7.07.  Compensation and Indemnity..................................56
   SECTION 7.08.  Replacement of Senior Subordinated Notes Trustee............57

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   SECTION 7.09.  Successor Senior Subordinated Notes Trustee by Merger.......58
   SECTION 7.10.  Eligibility; Disqualification...............................59
   SECTION 7.11.  Preferential Collection of Claims Against Company...........59

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

   SECTION 8.01.  Discharge of Liability on Senior Subordinated Notes;
                     Defeasance...............................................59
   SECTION 8.02.  Conditions to Defeasance....................................60
   SECTION 8.03.  Application of Trust Money..................................61
   SECTION 8.04.  Repayment to Company........................................61
   SECTION 8.05.  Indemnity for Government Obligations........................61
   SECTION 8.06.  Reinstatement...............................................61

                                    ARTICLE 9

                                   Amendments

   SECTION 9.01.  Without Consent of Senior Subordinated Noteholders..........62
   SECTION 9.02.  With Consent of Senior Subordinated Noteholders.............63
   SECTION 9.03.  Compliance with Trust Indenture Act.........................64
   SECTION 9.04.  Revocation and Effect of Consents and Waivers...............64
   SECTION 9.05.  Notation on or Exchange of Senior Subordinated Notes........64
   SECTION 9.06.  Senior Subordinated Notes Trustee To Sign Amendments........65

                                   ARTICLE 10

                                  Subordination

   SECTION 10.01.  Agreement To Subordinate...................................65
   SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.......................65
   SECTION 10.03.  Default on Senior Indebtedness.............................66
   SECTION 10.04.  Acceleration of Payment of Senior Subordinated Notes.......67
   SECTION 10.05.  When Distribution Must Be Paid Over........................67
   SECTION 10.06.  Subrogation................................................67
   SECTION 10.07.  Relative Rights............................................67
   SECTION 10.08.  Subordination May Not Be Impaired by the Company...........68
   SECTION 10.09.  Rights of Senior Subordinated Notes Trustee and
                      Paying Agent............................................68
   SECTION 10.10.  Distribution or Notice to Representative...................68
   SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit
                      Right To Accelerate.....................................68
   SECTION 10.12.  Trust Moneys Not Subordinated..............................68
   SECTION 10.13.  Senior Subordinated Notes Trustee Entitled To Rely.........69
   SECTION 10.14.  Senior Subordinated Notes Trustee To Effectuate
                      Subordination ..........................................69
   SECTION 10.15.  Senior Subordinated Notes Trustee Not Fiduciary for
                      Holders of Senior Indebtedness .........................69

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   SECTION 10.16.  Reliance by Holders of Senior Indebtedness on
                      Subordination Provisions ...............................69
   SECTION 10.17.  Senior Subordinated Notes Trustee's Compensation
                      Not Prejudiced .........................................70

                                   ARTICLE 11

                               Holdings Guarantee

   SECTION 11.01.  Holdings Guarantee.........................................70
   SECTION 11.02.  Limitation on Liability....................................72
   SECTION 11.03.  Successors and Assigns.....................................72
   SECTION 11.04.  No Waiver..................................................73
   SECTION 11.05.  Modification...............................................73

                                   ARTICLE 12

                     Subordination of the Holdings Guarantee

   SECTION 12.01.  Agreement To Subordinate...................................73
   SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.......................73
   SECTION 12.03.  Default on Designated Senior Indebtedness of Holdings......74
   SECTION 12.04.  Demand for Payment.........................................75
   SECTION 12.05.  When Distribution Must Be Paid Over........................75
   SECTION 12.06.  Subrogation................................................75
   SECTION 12.07.  Relative Rights............................................75
   SECTION 12.08.  Subordination May Not Be Impaired by Holdings..............75
   SECTION 12.09.  Rights of Senior Subordinated Notes Trustee and
                      Paying Agent ...........................................75
   SECTION 12.10.  Distribution or Notice to Representative...................76
   SECTION 12.11.  Article 12 Not To Prevent Events of Default or Limit
                      Right To Accelerate ....................................76
   SECTION 12.12.  Senior Subordinated Notes Trustee Entitled To Rely.........76
   SECTION 12.13.  Senior Subordinated Notes Trustee To Effectuate
                      Subordination ..........................................77
   SECTION 12.14.  Senior Subordinated Notes Trustee Not Fiduciary for
                      Holders of Senior Indebtedness of Holdings .............77
   SECTION 12.15.  Reliance by Holders of Senior Indebtedness of
                      Holdings on Subordination Provisions ...................77
   SECTION 12.16.  Defeasance.................................................77

                                   ARTICLE 13

                                  Miscellaneous

   SECTION 13.01.  Trust Indenture Act Controls...............................77
   SECTION 13.02.  Notices....................................................78
   SECTION 13.03.  Communication by Senior Subordinated Noteholders
                      with Other Senior Subordinated Noteholders .............78
   SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.........78

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   SECTION 13.05.  Statements Required in Certificate or Opinion..............79
   SECTION 13.06.  When Senior Subordinated Notes Disregarded.................79
   SECTION 13.07.  Rules by Senior Subordinated Notes Trustee, Paying
                      Agent and Registrar ....................................79
   SECTION 13.08.  Legal Holidays.............................................79
   SECTION 13.09.  GOVERNING LAW..............................................79
   SECTION 13.10.  No Recourse Against Others.................................80
   SECTION 13.11.  Successors.................................................80
   SECTION 13.12.  Multiple Originals.........................................80
   SECTION 13.13.  Table of Contents; Headings................................80

Appendix A   -    Provisions Relating to Original Senior Subordinated Notes,
                  Additional Senior Subordinated Notes, Private Senior
                  Subordinated Exchange Notes and Senior Subordinated Exchange
                  Notes
Exhibit A    -    Form of Initial Senior Subordinated Note
Exhibit B    -    Form of Senior Subordinated Exchange Note
Exhibit C    -    Form of Transferee Letter of Representation

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                                                                               1

                        INDENTURE dated as of June 5, 1998 , among WESCO
                  DISTRIBUTION, INC., a Delaware corporation (the "Company"), WESCO INTERNATIONAL, INC., a Delaware corporation, as guarantor ("Holdings"), and BANK ONE, N.A., a national banking association, as trustee (the "Senior Subordinated Notes Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 91/8% Senior Subordinated Notes due 2008 issued on the date hereof (the "Original Senior Subordinated Notes"), (ii) any Additional Senior Subordinated Notes (as defined herein) that may be issued on any Senior Subordinated Notes Issue Date (all such Senior Subordinated Notes in clauses (i) and (ii) being referred to collectively as the "Initial Senior Subordinated Notes"), (iii) if and when issued as provided in a Senior Subordinated Notes Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 91/8% Senior Subordinated Notes due 2008 issued in a Senior Subordinated Notes Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Senior Subordinated Notes (the "Senior Subordinated Exchange Notes") and (iv) if and when issued as provided in a Senior Subordinated Notes Registration Agreement, the Private Senior Subordinated Exchange Notes (as defined in the Appendix) issued in a Senior Subordinated Notes Private Exchange (as defined in the Appendix, and together with the Initial Senior Subordinated Notes and any Senior Subordinated Exchange Notes issued hereunder, the "Senior Subordinated Notes"). Except as otherwise provided herein, the Senior Subordinated Notes will be limited to $500 million in aggregate principal amount outstanding, of which $300 million in aggregate principal amount will be initially issued on the date hereof. Subject to the conditions and in compliance with the covenants set forth herein, the Company may issue up to $200 million aggregate principal amount of Additional Senior Subordinated Notes.

                                    ARTICLE 1

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

            "Additional Senior Subordinated Notes" means up to $200 million aggregate principal amount of 91/8% Senior Subordinated Notes due 2008 issued under the terms of this Indenture subsequent to the Closing Date.
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            "Adjusted Consolidated Assets" means at any time the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items), all as set forth on the Consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements are available prior to the date of determination.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Premium" means, with respect to a Senior Subordinated Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Senior Subordinated Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Senior Subordinated Note at June 1, 2003 (such redemption price being set forth in the table in paragraph 5 of the Senior Subordinated Notes) plus (2) all required interest payments due on such Senior Subordinated Note through June 1, 2003 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Senior Subordinated Note.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (B) for purposes of the provisions described in Section 4.06 only, a disposition subject to Section 4.04, (C) a disposition of assets with a fair market value of less than $1,000,000, (D) a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity in a Qualified Receivables Transaction, (E) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (F) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Section 5.01 or any disposition that constitutes a Change of Control, (G) any exchange of like property pursuant to Section 1031 of the Code for use in a Related Business, and (H) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary).

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                                                                               3

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Subordinated Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

            "Change of Control" means the occurrence of any of the following events:

            (i) prior to the earlier to occur of (A) the first public offering of common stock of Holdings or (B) the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, the

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      Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (ii) on or after any such public offering referred to in clause (i),
      (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings and (B) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings, as the case may be (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause
      (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or Holdings, as the case may be (together with any new directors whose election by such board of directors of the Company or Holdings, as the case may be, or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, was approved by a vote of 66 2/3% of the directors of the Company or Holdings, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company or Holdings, as the case may be, then in office; or

            (iv) the merger or consolidation of the Company or Holdings with or into another Person or the merger of another Person with or into the Company or Holdings, or the sale of all or substantially all the assets of the Company or Holdings to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or Holdings that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Holdings are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are

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      changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; provided, however, that any sale of accounts receivable in connection with a Qualified Receivables Transaction shall not constitute a Change of Control.

            "Closing Date" means the date of this Indenture.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (1) the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during such four fiscal quarters or such shorter period when such facility and any replaced facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness (and any Indebtedness under a revolving credit facility replaced by such Indebtedness) during the period from the date of creation of such facility to the date of the calculation), (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition

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for such period or increased by an amount equal to the EBITDA (if negative)
directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, and such pro forma calculations shall include (A)(x) the savings in cost of goods sold that would have resulted from using the Company's actual costs for comparable goods and services during the comparable period and (y) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by a responsible financial or accounting Officer of the Company in good faith in connection with the Company's consideration of such acquisition and consistent with the Company's experience in acquisitions of similar assets, less (B) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by the Company in the operation of such acquired assets during such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Interest Expense" means, for any period, the total interest expense (net of interest income) of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) dividends in respect of all Preferred Stock of the Company and any of the Restricted Subsidiaries of the Company (other than pay in kind dividends and accretions to liquidation value) to the extent held by Persons other than the Company or a Wholly Owned Subsidiary, (ix) interest Incurred in connection with investments in discontinued operations and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, less, to the extent included in such total interest expense, the amortization during such period of capitalized financing costs. Notwithstanding anything to the contrary contained herein, interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any Qualified Receivables Transaction pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall not be included in Consolidated Interest Expense; provided that any interest expense, commissions, discounts, yield and other fees and charges Incurred in connection with any receivables financing or securitization that does not constitute a Qualified Receivables Transaction shall be included in Consolidated Interest Expense.

            "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

            (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

            (iii) any net income (or loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
      (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

            (iv) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

            (v) any extraordinary gain or loss;

            (vi) the cumulative effect of a change in accounting principles; and

            (vii) any expenses or charges paid to third parties related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred by this Indenture (whether or not successful) (including such fees, expenses, or charges related to the Recapitalization).

Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company for which internal financial statements are available, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Agreement" means the credit agreement to be dated as of the Closing Date, as amended, waived or otherwise modified from time to time, among Holdings, the Company, WESCO Distribution -- Canada, Inc., certain financial institutions to be party thereto, The Chase Manhattan Bank, as U.S. administrative agent, syndication agent and U.S. collateral agent, The Chase Manhattan Bank of Canada, as Canadian administrative agent and Canadian collateral agent, and Lehman Commercial Paper Inc., as documentation agent.

            "Credit Facilities" means, with respect to the Company, one or more debt facilities, or commercial paper facilities with banks or other institutional lenders or indentures providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables), letters of credit or other long-term Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

            "Designated Senior Indebtedness" of the Company means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of Holdings has a correlative meaning.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the Stated Maturity of the Senior Subordinated Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08.

            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense of the Company and its Consolidated Restricted Subsidiaries, (ii) Consolidated Interest Expense, (iii) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (iv) amortization expense of the

Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),
(v) all other non-cash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) in each case for such period and (vi) income attributable to discontinued operations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Equity Offering" means a private sale or public offering of Capital Stock (other than Disqualified Stock) of the Company or Holdings.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Excluded Contribution" means the Net Cash Proceeds received by the Company from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Capital Stock is sold.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holdings Guarantee" means the Guarantee of the obligations with respect to the Senior Subordinated Notes issued by Holdings pursuant to the terms of this Indenture.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

            (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii), (iv) and (v) hereof) to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit so long as such letter of credit is entered into in the ordinary course of business);

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

            (v) all Capitalized Lease Obligations and all Attributable Debt of such Person;

            (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

            (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

            (ix) all obligations of the type referred to in clauses (i) through
      (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness Incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Any "Qualified Receivables Transaction", whether or not such transfer constitutes a sale for the purposes of GAAP, shall not constitute Indebtedness hereunder; provided that any receivables financing or securitization that does not constitute a Qualified Receivables Transaction and does not qualify as a sale under GAAP shall constitute Indebtedness hereunder.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Net Available Cash" from an Asset Disposition means cash payments received (including (a) any cash payments received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Disposition, (b) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (c) any cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, all broker's and finder's fees and expenses, all investment banking fees and expenses, employee severance and termination costs, and trade payable and similar liabilities solely related to the assets sold or otherwise disposed of and required to be paid by the seller as a result thereof), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all relocation expenses incurred as a result thereof, (iii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (v) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Senior Subordinated Notes Trustee. The counsel may be an employee of or counsel to the Company or the Senior Subordinated Notes Trustee.

            "Permitted Holders" means (i) The Cypress Group L.L.C., Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, L.P., Co-Investment Partners, L.P. and any Person who on the Senior Subordinated Notes Issue Date is an Affiliate of any of the foregoing; (ii) any Person who is a member of the senior management of the Company or Holdings and a stockholder of Holdings on the Senior Subordinated Notes Issue Date; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or Holdings' Capital Stock.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding $5.0 million in the aggregate outstanding at any one time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06;
(ix) Investments made in connection with any Asset Disposition or other sale, lease, transfer or other disposition permitted under this Indenture; (x) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest; (xi) Investments in a Related Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding (and not including any Investments outstanding on the Closing Date), not to exceed 5% of Adjusted Consolidated Assets at the time of such Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (xii) additional Investments in an aggregate amount which, together with all other Investments made pursuant to this clause that are then outstanding, does not exceed $10.0 million.

            "Permitted Liens" means (a) Liens of the Company and its Restricted Subsidiaries securing Indebtedness of the Company or any of its Restricted Subsidiaries Incurred under the Credit Agreement or other Credit Facilities to the extent permitted to be Incurred under Section 4.03(b)(i) and (xiii); (b) Liens in favor of the Company or its Wholly Owned Restricted Subsidiaries; (c) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not Incurred in connection with, or in contemplation of, such merger or consolidation and such Liens do not extend to or cover any property other than such property, improvements thereon and any proceeds therefrom; (d) Liens of the Company securing Indebtedness of the Company Incurred under Section 4.03(b)(v);
(e) Liens of the Company and its Restricted Subsidiaries securing Indebtedness of the Company or any of its Restricted Subsidiaries (including under a Sale/Leaseback Transaction) permitted to be Incurred under Section 4.03(b)(vi),
(vii) and (viii) so long as the Capital Stock, property (real or personal) or equipment to which such Lien attaches solely consists of the Capital Stock, property or equipment which is the subject of such acquisition, purchase, lease, improvement, Sale/Leaseback Transaction and additions and improvements thereto (and the proceeds therefrom); (f) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not Incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom; (g) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance and return of money bonds or other obligations of a like nature Incurred in the ordinary course of business; (h) Liens existing on the Senior Subordinated Notes Issue Date and any additional Liens created under the terms of the agreements relating to such Liens existing on the Senior Subordinated Notes Issue Date; (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (j) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $20.0 million in the aggregate at any one time outstanding and that
(1) are not Incurred in connection with or in contemplation of the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (2) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary; (k) statutory Liens of landlords and warehousemen's, carrier's, mechanics', suppliers', materialmen's, repairmen's or other like Liens (including contractual landlords' liens) arising in the ordinary course of business of the Company and its Restricted Subsidiaries; (l) Liens Incurred or deposits made in the ordinary course of business of the Company and its Restricted Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security; (m) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (n) Liens securing reimbursement obligations with respect to letters of credit permitted under Section 4.03 which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof; (o) judgment and attachment Liens not giving rise to an Event of Default; (p) any interest or title of a lessor in the property subject to any

Capitalized Lease Obligation permitted under Section 4.03; (q) Liens on accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction; (r) Liens securing Refinancing Indebtedness to the extent such Liens do not extend to or cover any property of the Company not previously subjected to Liens relating to the Indebtedness being refinanced; or
(s) Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "principal" of a Senior Subordinated Note means the principal of the Senior Subordinated Note plus the premium, if any, payable on the Senior Subordinated Note that is due or overdue or is to become due at the relevant time.

            "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and amounts owing to such investors, (iv) amounts required to pay expenses in connection with such Qualified Receivables Transaction and (v) amounts paid in connection with the purchase of newly generated receivables and
(b) may be subordinated to the payments described in (a).

            "Qualified Receivables Transaction" means any financing by the Company or any of its Subsidiaries of accounts receivable in any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which (a) the Company or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity and (b) a Receivables Entity sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that (i) the Board of Directors shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity and (ii) all sales of accounts receivable and related assets to the Receivables Entity are made at fair market value (as determined in good faith by the Company). The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

            "Receivables Entity" means any Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) (i) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, (ii) which is designated by the Board of Directors (as provided below) as a Receivables Entity and (iii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings. Any such designation by the Board of Directors shall be evidenced to the Senior Subordinated Notes Trustee by filing with the Senior Subordinated Notes Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus any accrued interest and premium thereon and reasonable expenses Incurred in connection therewith); provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any businesses of the Company and the Restricted Subsidiaries on the Closing Date and any business related, ancillary or complementary thereto.

            "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            "SEC" means the Securities and Exchange Commission.

            "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of Holdings has a correlative meaning.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Discount Notes" means the 111/8% senior discount notes due 2008 issued by Holdings under the indenture dated as of the Closing Date between Holdings and Bank One, N.A., as trustee.

            "Senior Indebtedness" of the Company means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and all other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Senior Subordinated Notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Obligations of the Company, (v) any payment obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture. "Senior Indebtedness" of Holdings has a correlative meaning.

            "Senior Subordinated Indebtedness" of the Company means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any

Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of Holdings has a correlative meaning.

            "Senior Subordinated Noteholder" or "Holder" means the Person in whose name a Senior Subordinated Note is registered on the Registrar's books.

            "Senior Subordinated Notes" means the Senior Subordinated Notes issued under this Indenture.

            "Senior Subordinated Notes Issue Date", with respect to any Initial Senior Subordinated Notes, means the date on which the Initial Senior Subordinated Notes are originally issued.

            "Senior Subordinated Notes Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, but shall in no event include a Receivables Entity.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in an accounts receivable transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Subordinated Notes pursuant to a written agreement. "Subordinated Obligation" of Holdings has a correlative meaning.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $100,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker-dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a financial institution meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption of the Senior Subordinated Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2003; provided, however, that if the period from the redemption date to June 1, 2003 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Senior Subordinated Notes Trustee assigned by the Senior Subordinated Notes Trustee to administer its corporate trust matters.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (B) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Senior Subordinated Notes Trustee by promptly filing with the Senior Subordinated Notes Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02.  Other Definitions.

                                                                   Defined in
                         Term                                        Section
                         ----                                        -------

"Affiliate Transaction"................................               4.07
"Bankruptcy Law".......................................               6.01
"Blockage Notice"......................................              10.03
"Change of Control Offer"..............................               4.08(b)
"covenant defeasance option"...........................               8.01(b)
"Custodian"............................................               6.01
"Event of Default".....................................               6.01
"Guaranteed Obligations"...............................              11.01
"legal defeasance option"..............................               8.01(b)
"Legal Holiday"........................................              13.08

"Offer"................................................               4.06(b)
"Offer Amount".........................................               4.06(c)(2)
"Offer Period".........................................               4.06(c)(2)
"pay its Holdings Guarantee"...........................              12.03
"pay the Senior Subordinated Notes"....................              10.03
"Paying Agent".........................................               2.04
"Payment Blockage Period"..............................              10.03
"protected purchaser"..................................               2.08
"Purchase Date"........................................               4.06(c)(1)
"Registrar"............................................               2.04
"Restricted Payment"...................................               4.04(b)
"Successor Company"....................................               5.01

            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Senior Subordinated Notes and the Holdings Guarantee.

            "indenture security holder" means a Senior Subordinated Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Senior Subordinated Notes Trustee.

            "obligor" on the indenture securities means the Company, Holdings and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limitation;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                          The Senior Subordinated Notes

            SECTION 2.01. Amount of Senior Subordinated Notes; Issuable in Series. The aggregate principal amount of Senior Subordinated Notes which may be authenticated and delivered under this Indenture is $500 million. The Senior Subordinated Notes may be issued in one or more series. All Senior Subordinated Notes of any one series shall be substantially identical except as to denomination.

            With respect to any Additional Senior Subordinated Notes issued after the Closing Date (except for Senior Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Subordinated Notes pursuant to Section 2.07, 2.08, 2.09, 2.10 or
3.06 or the Appendix), there shall be (i) established in or pursuant to a resolution of the Board of Directors and (ii) (A) set forth or determined in the manner provided in an Officers' Certificate or (B) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Senior Subordinated Notes:

            (1) whether such Additional Senior Subordinated Notes shall be issued as part of a new or existing series of Senior Subordinated Notes and the title of such Additional Senior Subordinated Notes (which shall distinguish the Additional Senior Subordinated Notes of the series from Senior Subordinated Notes of any other series);

            (2) the aggregate principal amount of such Additional Senior Subordinated Notes which may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $200 million (except for Senior Subordinated Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Subordinated Notes of the same series pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix and except for Senior Subordinated Notes which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

            (3) the issue price and issuance date of such Additional Senior Subordinated Notes, including the date from which interest on such Additional Senior Subordinated Notes shall accrue; provided; however, that no Additional Senior Subordinated Notes may be issued at a price that would cause such Additional Senior Subordinated Notes to have "original issue discount" within the meaning of Section 1273 of the Code;

            (4) if applicable, that such Additional Senior Subordinated Notes shall be issuable in whole or in part in the form of one or more Global Senior Subordinated Notes (as defined in the Appendix) and, in such case, the respective depositaries for such Global Senior Subordinated Notes, the form of any legend or legends which shall be borne by such Global Senior Subordinated Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Senior Subordinated Note may be exchanged in whole or in part for Additional Senior Subordinated Notes registered, or any transfer of such Global Senior Subordinated Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Senior Subordinated Note or a nominee thereof; and

            (5) if applicable, that such Additional Senior Subordinated Notes shall not be issued in the form of Initial Senior Subordinated Notes as set forth in Exhibit A, but shall be issued in the form of Senior Subordinated Exchange Notes as set forth in Exhibit B.

            If any of the terms of any Additional Senior Subordinated Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Senior Subordinated Notes Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Senior Subordinated Notes.

            SECTION 2.02. Form and Dating. Provisions relating to the Original Senior Subordinated Notes, the Additional Senior Subordinated Notes, the Private Senior Subordinated Exchange Notes and the Senior Subordinated Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Original Senior Subordinated Notes and the Senior Subordinated Notes Trustee's certificate of authentication, (ii) Private Senior Subordinated Exchange Notes and the Senior Subordinated Notes Trustee's certificate of authentication and (iii) any Additional Senior Subordinated Notes (if issued as Transfer Restricted Senior Subordinated Notes (as defined in the Appendix)) and the Senior Subordinated Notes Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Senior Subordinated Exchange Notes and any Additional Senior Subordinated Notes issued other than as Transfer Restricted Senior Subordinated Notes and the Senior Subordinated Notes Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or Holdings is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be issued only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            SECTION 2.03. Execution and Authentication. One or more Officers shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time the Senior Subordinated Notes Trustee authenticates the Senior Subordinated Note, the Senior Subordinated Note shall be valid nevertheless.

            A Senior Subordinated Note shall not be valid until an authorized signatory of the Senior Subordinated Notes Trustee manually signs the certificate of authentication on the Senior Subordinated Note. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture.

            The Senior Subordinated Notes Trustee shall authenticate and make available for delivery Senior Subordinated Notes as set forth in the Appendix.

            The Senior Subordinated Notes Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Senior Subordinated Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Subordinated Notes whenever the Senior Subordinated Notes Trustee may do so. Each reference in this Indenture to authentication by the Senior Subordinated Notes Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company initially appoints the Senior Subordinated Notes Trustee as (i) Registrar and Paying Agent in connection with the Senior Subordinated Notes and (ii) the Senior Subordinated Notes Custodian (as defined in the Appendix) with respect to the Global Senior Subordinated Notes.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Senior Subordinated Notes Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Senior Subordinated Notes Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

            The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Senior Subordinated Notes Trustee; provided, however, that no such removal shall become effective until
(1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Senior Subordinated Notes Trustee or (2) notification to the Senior Subordinated Notes Trustee that the Senior Subordinated Notes Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Senior Subordinated Notes Trustee may resign as Paying Agent or Registrar only if the Senior Subordinated Notes Trustee also resigns as Senior Subordinated Notes Trustee in accordance with Section 7.08.

            SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Senior Subordinated Note, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Senior Subordinated Notes Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Senior Subordinated Noteholders or the Senior Subordinated Notes Trustee all money held by the Paying Agent for the payment of principal of or interest on the Senior Subordinated Notes and shall notify the Senior Subordinated Notes Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Senior Subordinated Notes Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Senior Subordinated Notes Trustee.

            SECTION 2.06. Senior Subordinated Noteholder Lists. The Senior Subordinated Notes Trustee shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Senior Subordinated Noteholders. If the Senior Subordinated Notes Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Senior Subordinated Notes Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Senior Subordinated Notes Trustee may request in writing, a list in such form and as of such date as the Senior Subordinated Notes Trustee may reasonably require of the names and addresses of Senior Subordinated Noteholders.

            SECTION 2.07. Transfer and Exchange. The Senior Subordinated Notes shall be issued in registered form and shall be transferable only upon the surrender of a Senior Subordinated Note for registration of transfer and in compliance with the Appendix. When a Senior Subordinated Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(l) of the Uniform Commercial Code are met. When

Senior Subordinated Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Senior Subordinated Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Senior Subordinated Notes Trustee shall authenticate Senior Subordinated Notes at the Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Senior Subordinated Notes selected for redemption (except, in the case of Senior Subordinated Notes to be redeemed in part, the portion thereof not to be redeemed) or any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Senior Subordinated Note, the Company, Holdings, the Senior Subordinated Notes Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest, if any, on such Senior Subordinated Note and for all other purposes whatsoever, whether or not such Senior Subordinated Note is overdue, and none of the Company, Holdings, the Senior Subordinated Notes Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

            Any Holder of a Global Senior Subordinated Note shall, by acceptance of such Global Senior Subordinated Note, agree that transfers of beneficial interest in such Global Senior Subordinated Note may be effected only through a book-entry system maintained by (i) the Senior Subordinated Noteholder of such Global Senior Subordinated Note (or its agent) or (ii) any Senior Subordinated Noteholder of a beneficial interest in such Global Senior Subordinated Note, and that ownership of a beneficial interest in such Global Senior Subordinated Note shall be required to be reflected in a book entry.

            All Senior Subordinated Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Subordinated Notes surrendered upon such transfer or exchange.

            SECTION 2.08. Replacement Senior Subordinated Notes. If a mutilated Senior Subordinated Note is surrendered to the Registrar or if the Senior Subordinated Noteholder of a Senior Subordinated Note claims that the Senior Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Senior Subordinated Notes Trustee shall authenticate a replacement Senior Subordinated Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Senior Subordinated Noteholder
(i) satisfies the Company or the Senior Subordinated Notes Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Senior Subordinated Notes Trustee prior to the Senior Subordinated Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Senior Subordinated Notes Trustee. If required by the Senior Subordinated Notes Trustee or the Company, such

Senior Subordinated Noteholder shall furnish an indemnity bond sufficient in the judgment of the Senior Subordinated Notes Trustee to protect the Company, the Senior Subordinated Notes Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Company and the Senior Subordinated Notes Trustee may charge the Senior Subordinated Noteholder for their expenses in replacing a Senior Subordinated Note. In the event any such mutilated, lost, destroyed or wrongfully taken Senior Subordinated Note has become or is about to become due and payable, the Company in its discretion may pay such Senior Subordinated Note instead of issuing a new Senior Subordinated Note in replacement thereof.

            Every replacement Senior Subordinated Note is an additional obligation of the Company.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Senior Subordinated Notes.

            SECTION 2.09. Outstanding Senior Subordinated Notes. Senior Subordinated Notes outstanding at any time are all Senior Subordinated Notes authenticated by the Senior Subordinated Notes Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Senior Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Subordinated Note.

            If a Senior Subordinated Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Senior Subordinated Notes Trustee and the Company receive proof satisfactory to them that the replaced Senior Subordinated
Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Senior Subordinated Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Senior Subordinated Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Senior Subordinated Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.10. Temporary Senior Subordinated Notes. In the event that Definitive Senior Subordinated Notes (as defined in the Appendix) are to be issued under the terms of this Indenture, until such Definitive Senior Subordinated Notes are ready for delivery, the Company may prepare and the Senior Subordinated Notes Trustee shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of Definitive Senior Subordinated Notes but may have variations that the Company considers appropriate for temporary Senior Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Senior Subordinated Notes Trustee shall authenticate Definitive Senior Subordinated Notes and deliver them in exchange for temporary Senior Subordinated Notes upon surrender of such temporary Senior Subordinated Notes at the office or agency of the Company, without charge to the Senior Subordinated Noteholder.

            SECTION 2.11. Cancelation. The Company at any time may deliver Senior Subordinated Notes to the Senior Subordinated Notes Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Senior Subordinated Notes Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Senior Subordinated Notes Trustee and no one else shall can cel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment or cancelation and deliver canceled Senior Subordinated Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes it has redeemed, paid or delivered to the Senior Subordinated Notes Trustee for cancelation. The Senior Subordinated Notes Trustee shall not authenticate Senior Subordinated Notes in place of canceled Senior Subordinated Notes other than pursuant to the terms of this Indenture.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Senior Subordinated Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 91/8% per annum to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Senior Subordinated Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Senior Subordinated Notes Trustee and shall promptly mail or cause to be mailed to each Senior Subordinated Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Senior Subordinated Notes Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Senior Subordinated Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                    ARTICLE 3

                                   Redemption

            SECTION 3.01. Notices to Senior Subordinated Notes Trustee. If the Company elects to redeem Senior Subordinated Notes pursuant to paragraph 5 of the Senior Subordinated Notes, it shall notify the Senior Subordinated Notes Trustee in writing of the redemption date and the principal amount of Senior Subordinated Notes to be redeemed.

            The Company shall give each notice to the Senior Subordinated Notes Trustee provided for in this Section at least 60 days before the redemption date unless the Senior Subordinated Notes Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Senior Subordinated Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Senior Subordinated Notes Trustee, which record date shall be not fewer than 15 days after the date of notice to the Senior Subordinated Notes Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Senior Subordinated Noteholder and shall thereby be void and of no effect.

            SECTION 3.02. Selection of Senior Subordinated Notes To Be Redeemed. If fewer than all the Senior Subordinated Notes are to be redeemed, the Senior Subordinated Notes Trustee shall select the Senior Subordinated Notes to be redeemed pro rata or by lot. The Senior Subordinated Notes Trustee shall make the selection from outstanding Senior Subordinated Notes not previously called for redemption. The Senior Subordinated Notes Trustee may select for redemption portions of the principal of Senior Subordinated Notes that have denominations larger than $1,000. Senior Subordinated Notes and portions of them the Senior Subordinated Notes Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption. The Senior Subordinated Notes Trustee shall notify the Company promptly of the Senior Subordinated Notes or portions of Senior Subordinated Notes to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Senior Subordinated Notes, the Company shall mail a notice of redemption by first-class mail to each Senior Subordinated Noteholder of Senior Subordinated Notes to be redeemed at such Senior Subordinated Noteholder's registered address.

            The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price and the amount of accrued interest to the redemption date;

            (3) the name and address of the Paying Agent;

            (4) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) if fewer than all the outstanding Senior Subordinated Notes are to be redeemed, the certificate numbers and principal amounts of the particular Senior Subordinated Notes to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Senior Subordinated Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

            (7) the CUSIP number, if any, printed on the Senior Subordinated Notes being redeemed;

            (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes; and

            (9) if applicable, that a Change of Control has occurred and the circumstances and relevant facts regarding such Change of Control.

            At the Company's request, the Senior Subordinated Notes Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Senior Subordinated Notes Trustee with the information required by this Section.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Senior Subordinated Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Senior Subordinated Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Senior Subordinated Noteholder of the redeemed Senior Subordinated Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Senior Subordinated Noteholder shall not affect the validity of the notice to any other Senior Subordinated Noteholder.

            SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes to be redeemed on that date other than Senior Subordinated Notes or portions of Senior Subordinated Notes called for redemption that have been delivered by the Company to the Senior Subordinated Notes Trustee for cancelation.

            SECTION 3.06. Senior Subordinated Notes Redeemed in Part. Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall execute and the Senior Subordinated Notes Trustee shall authenticate for the Senior Subordinated Noteholder (at the Company's expense) a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

                                    ARTICLE 4

                                    Covenants

            SECTION 4.01. Payment of Senior Subordinated Notes. The Company shall promptly pay the principal of and interest on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Senior Subordinated Notes Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Senior Subordinated Notes Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Senior Subordinated Noteholders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Senior Subordinated Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Senior Subordinated Notes Trustee and any Senior Subordinated Noteholder or prospective Senior Subordinated Noteholder (upon the request of such Senior Subordinated Noteholder or prospective Senior Subordinated Noteholder) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.00:1.00.

            (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness Incurred pursuant to the Credit Agreement or any other Credit Facility in an aggregate principal amount at any time outstanding not to exceed $400 million;

            (ii) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Subordinated Notes;

            (iii) Indebtedness (A) represented by the Senior Subordinated Notes (not including any Additional Senior Subordinated Notes), (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) (including Indebtedness Refinancing Refinancing Indebtedness) or Section 4.03(a) and
      (D) consisting of Guarantees of any Indebtedness permitted under clauses
      (i) and (ii) of this paragraph (b);

            (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, if the aggregate amount of all such Indebtedness of all such Restricted Subsidiaries would exceed $20 million, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to
      Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

            (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Hedging Obligations consisting of Interest Rate Agreements directly related (as determined in good faith by the Company) to Indebtedness permitted to be Incurred by the Company and its Restricted Subsidiaries pursuant to this Indenture and Currency Agreements Incurred in the ordinary course of business;

            (vi) Indebtedness Incurred by the Company or any Restricted Subsidiary (including Capitalized Lease Obligations) financing the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets), in each case Incurred no more than 180 days after such purchase, lease or improvement of such property and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (vi) and then outstanding shall not exceed the greater of $25.0 million and 5% of Adjusted Consolidated Assets;

            (vii) Indebtedness Incurred by the Company in connection with the acquisition of a Related Business and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, that the aggregate amount of Indebtedness Incurred and outstanding pursuant to this clause (vii) shall not exceed $50.0 million at any one time;

            (viii) Attributable Debt Incurred by the Company in respect of Sale/Leaseback Transactions; provided, however, that the aggregate amount of Attributable Debt Incurred and outstanding pursuant to this clause
      (viii) shall not exceed $75.0 million at any one time;

            (ix) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, purchase price adjustment or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a

      Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

            (x) any Guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

            (xi) Indebtedness arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers Incurred in the ordinary course of business;

            (xii) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

            (xiii) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
      (xiii) and then outstanding, shall not exceed $50.0 million.

            (c) The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company unless such Indebtedness is Senior Subordinated Indebtedness of the Company or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company.

            (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (i) Indebtedness permitted by this
Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify or reclassify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has equity holders other than the Company or other Restricted Subsidiaries, to its other equity holders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings, the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of the Company (other than the purchase, repurchase or other acquisition of Subordinated Obligations of the Company purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds or fair market value of assets or property received by the Company as a contribution to its equity capital or from the issue or sale of its Capital Stock (in each case other than Disqualified Stock and Excluded Contributions) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                  (C) the amount by which Indebtedness or Disqualified Stock of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness or Disqualified Stock of the Company or its Restricted Subsidiaries issued after the Closing Date for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the fair market value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                  (D) the amount equal to the net reduction in Investments in any Person (other than a Restricted Subsidiary) resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from such Person, (ii) the sale or liquidation for cash of such Investment or (iii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of Section 4.04(a) shall not prohibit:

            (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

            (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations of the Company from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded in the cal culation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) any Restricted Payment made for the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings, the Company or any of their respective Subsidiaries held by any employee, former employee, director or former director of Holdings, the Company or any of their respective Subsidiaries (and any permitted transferees thereof) pursuant to any equity subscription agreement, stock option agreement or plan or other similar agreement; provided, however, that the aggregate amount of such Restricted Payments shall not exceed $5.0 million in any calendar year and $20.0 million in the aggregate; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

            (vi) payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) through (E) below; provided, however, that such dividend, distribution or amount shall be excluded in the calculation of the amount of Restricted Payments:

                  (A) to Holdings in amounts equal to the amounts required for
            Holdings to pay franchise taxes and other fees required to maintain its corporate existence and provide for other operating costs of up to $2.0 million per calendar year;

                  (B) to Holdings in amounts equal to amounts required for
            Holdings to pay Federal, state and local income taxes that are then actually due and owing by Holdings to the extent such items relate to the Company and its Subsidiaries;

                  (C) to Holdings to permit Holdings to pay financial advisory, financing, underwriting or placement fees to Cypress and its Affiliates;

                  (D) to Holdings to permit Holdings to pay any employment,
            noncompetition, compensation or confidentiality arrangements entered into with its employees in the ordinary course of business to the extent such employees are primarily engaged in activities which relate to the Company and its Subsidiaries; and

                  (E) to Holdings to permit Holdings to pay customary fees and indemnities to directors and officers of Holdings to the extent such directors and officers are primarily engaged in activities which relate to the Company and its Subsidiaries;

             (vii) following the initial Equity Offering by the Company or Holdings, any payment of dividends or common stock buybacks by the Company in an aggregate amount in any year not to exceed 6% of the aggregate Net Cash Proceeds actually received by the Company in connection with such initial Equity Offering and any subsequent Equity Offering by the Company or Holdings; provided, however, that no Default or Event of Default shall have occurred and be continuing immediately before or after any such payment; provided further, however, that such dividends or common stock buybacks shall be included in the calculation of the amount of Restricted Payments;

            (viii) any repurchase of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such option; provided, however, that such repurchase shall be included in the calculation of the amount of Restricted Payments;

            (ix) the payment of any dividend or the making of any distribution to Holdings in amounts sufficient to permit Holdings (A) to pay interest when due on the Senior Discount Notes and (B) to make any mandatory redemptions, repurchases or principal or accreted value payments in respect of the Senior

      Discount Notes; provided, however, that such payments, dividends and distributions shall be excluded in the calculation of the amount of Restricted Payments;

            (x) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with
      Section 4.03(b) to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

            (xi) Investments made with Excluded Contributions; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

            (xii) any Restricted Payment made to fund the Recapitalization (including fees and expenses); provided, however, that such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments; or

             (xiii) other Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

            SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.05 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or
      (2) of this Section 4.05 or this clause (3); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Senior Subordinated Noteholders than the encumbrances and restrictions contained in such predecessor agreements;

            (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages or (C) in connection with purchase money obligations for property acquired in the ordinary course of business;

            (5) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (6) any encumbrance or restriction of a Receivables Entity effected in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity; and

            (7) any encumbrance or restriction existing pursuant to other Indebtedness permitted to be Incurred subsequent to the Senior Subordinated Notes Issue Date pursuant to Section 4.03; provided, however, that any such encumbrance or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances).

            SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as determined in good faith by the Company) of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that the amount of (w) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets without recourse to the Company or any of the Restricted Subsidiaries, (x) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition, (y) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed 5% of Adjusted Consolidated Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) any assets received in exchange for assets related to a Related Business of comparable market value in the good faith determination of the Board of Directors shall be deemed to be cash for purposes of this provision) and (iii) an amount equal to 100% of the Net Available Cash from such Asset

Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock and other than any Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A) and (B), to make an Offer (as defined below) to purchase Senior Subordinated Notes pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness of the Company), such Offer may be made ratably to purchase the Senior Subordinated Notes and other Senior Subordinated Indebtedness of the Company; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 (a) exceeds $20.0 million.

            (b) In the event of an Asset Disposition that requires the purchase of Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 4.06(a)(iii)(C), the Company shall be required to purchase Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) tendered pursuant to an offer by the Company for the Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription), set forth in Section 4.06(c). If the aggregate purchase price of Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company), the Company may apply the remaining Net Available Cash for any purpose permitted by the terms of this Indenture. The Company shall not be required to make an Offer for Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this
Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 4.06(a)(iii)) is less than $10.0 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

            (c) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Senior Subordinated Notes Trustee and send, by first-class mail to each Senior Subordinated Noteholder, a written notice stating that the Senior Subordinated Noteholder may elect to have his Senior Subordinated Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain or incorporate by reference such information concerning the business of the Company which the Company in good faith believes will enable such Senior Subordinated Noteholders to make an informed decision and all instructions and materials necessary to tender Senior Subordinated Notes pursuant to the Offer, together with the address referred to in clause (3).

            (2) Not later than the date upon which written notice of an Offer is delivered to the Senior Subordinated Notes Trustee as provided above, the Company shall deliver to the Senior Subordinated Notes Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Senior Subordinated Notes Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Senior Subordinated Notes Trustee for cancelation the Senior Subordinated Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Senior Subordinated Notes Trustee (or the Paying Agent, if not the Senior Subordinated Notes Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Senior Subordinated Noteholder in the amount of the purchase price. In the event that the aggregate purchase price of the Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company) delivered by the Company to the Senior Subordinated Notes Trustee is less than the Offer Amount applicable to the Senior Subordinated Notes (and other Senior Subordinated Indebtedness of the Company), the Senior Subordinated Notes Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

            (3) Senior Subordinated Noteholders electing to have a Senior Subordinated Note purchased shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Senior Subordinated Noteholders shall be entitled to withdraw their election if the Senior Subordinated Notes Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Senior Subordinated Noteholder, the principal amount of the Senior Subordinated Note which was delivered by the Senior Subordinated Noteholder for purchase and a statement that such Senior Subordinated Noteholder is withdrawing his election to have such Senior Subordinated Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Senior Subordinated Notes and any other

Senior Subordinated Indebtedness of the Company included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes and other Senior Subordinated Indebtedness of the Company to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes and other Senior Subordinated Indebtedness of the Company in denominations of $1,000, or integral multiples thereof, shall be purchased). Senior Subordinated Noteholders whose Senior Subordinated Notes are purchased only in part will be issued new Senior Subordinated Notes equal in princi pal amount to the unpurchased portion of the Senior Subordinated Notes surrendered.

            (4) At the time the Company delivers Senior Subordinated Notes to the Senior Subordinated Notes Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Senior Subordinated Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Sec tion. A Senior Subordinated Note shall be deemed to have been accepted for purchase at the time the Senior Subordinated Notes Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Senior Subordinated Noteholder.

            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Senior Subordinated Notes Trustee a resolution adopted by the majority of the Board of Directors, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above.

            (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, Guarantees, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,
(iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Subsidiaries, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any transaction effected as part of a Qualified Receivables Transaction, (viii) any payment by the Company to Holdings to permit Holdings to pay any Federal, state, local or other taxes that are then actually due and owing by Holdings,
(ix) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case, in the ordinary course of business, (x) any employment, compensation, noncompetition or confidentiality agreement entered into by the Company and its Restricted Subsidiaries with its employees in the ordinary course of business, (xi) the payment by the Company of fees, expenses and other amounts to Cypress and its Affiliates in connection with the Recapitalization, (xii) payments by the Company or any of its Restricted Subsidiaries to Cypress and its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement, or in respect of other investment banking activities, in each case, as determined by the Board of Directors in good faith, (xiii) any issuance of Capital Stock of the Company (other than Disqualified Stock), (xiv) any agreement as in effect as of the date of this Indenture or any amendment or replacement hereto so long as any such amendment or replacement agreement is not more disadvantageous to the Senior Subordinated Noteholders of the Senior Subordinated Notes in any material respect than the original agreement as in effect on the Closing Date and (xv) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Subordinated Notes Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a).

            SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, unless all Senior Subordinated Notes have been called for redemption pursuant to paragraph 5 of the Senior Subordinated Notes, each Senior Subordinated Noteholder shall have the right to require the Company to repurchase all or any part of such Senior Subordinated Noteholder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with Section 4.08(b). Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which the Company becomes aware that a Change of Control has occurred, if the purchase of the Senior Subordinated Notes would violate or constitute a default under any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of Senior Subordinated Notes, either (i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) request the holders of such Indebtedness to give the requisite consents to permit the purchase of the Senior Subordinated Notes as provided below. Until such time as the Company is able to repay all such Indebtedness and terminate all commitments outstanding thereunder or such time as such requisite consents are obtained, the Company shall not be required to make the Change of Control Offer or purchase the Senior Subordinated Notes pursuant to the provisions described below.

            (b) Within 30 days following any Change of Control, unless all Senior Subordinated Notes have been called for redemption pursuant to paragraph 5 of the Senior Subordinated Notes, the Company shall mail a notice to each Senior Subordinated

Noteholder with a copy to the Senior Subordinated Notes Trustee (the "Change of Control Offer") stating:

            (1) that a Change of Control has occurred and that such Senior Subordinated Noteholder has the right to require the Company to purchase such Senior Subordinated Noteholder's Senior Subordinated Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest on the relevant interest payment date);

            (2) the circumstances and relevant facts regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

            (4) the instructions determined by the Company, consistent with this Section, that a Senior Subordinated Noteholder must follow in order to have its Senior Subordinated Notes repurchased.

            (c) Senior Subordinated Noteholders electing to have a Senior Subordinated Note repurchased shall be required to surrender the Senior Subordinated Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Senior Subordinated Noteholders shall be entitled to withdraw their election if the Senior Subordinated Notes Trustee or the Company receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Senior Subordinated Noteholder, the principal amount of the Senior Subordinated Note which was delivered for repurchase by the Senior Subordinated Noteholder and a statement that such Senior Subordinated Noteholder is withdrawing his election to have such Senior Subordinated Note repurchased.

            (d) On the repurchase date, all Senior Subordinated Notes repurchased by the Company under this Section shall be delivered to the Senior Subordinated Notes Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest and liquidated damages, if any, to the Senior Subordinated Noteholders entitled thereto.

            (e) Notwithstanding the foregoing provisions of this Section, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

            (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Subordinated Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

            SECTION 4.09. Compliance Certificate. The Company shall deliver to the Senior Subordinated Notes Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that a review of the Company's activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer's knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in this Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

            SECTION 4.10. Further Instruments and Acts. Upon request of the Senior Subordinated Notes Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary or to any director of a Restricted Subsidiary to the extent required as director's qualifying shares; (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.04 if made on the date of such issuance, sale or other disposition. The provisions of this Section 4.11 shall not prohibit any transaction effected as part of a Qualified Receivables Transaction. The proceeds of any sale of such Capital Stock permitted hereby shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

            SECTION 4.12. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever that secures Senior Subordinated Indebtedness of the Company or Subordinated Obligations of the Company on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Senior Subordinated Notes shall be secured equally and ratably with (or on a senior basis to in the case of Subordinated Obligations of the Company) the obligations so secured for so long as such obligations are so secured.

                                    ARTICLE 5

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Senior Subordinated Notes Trustee, in form satisfactory to the Senior Subordinated Notes Trustee, all the obligations of the Company under the Senior Subordinated Notes and this Indenture;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transac tion), no Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

            (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (v) the Company shall have delivered to the Senior Subordinated Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

            The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Senior Subordinated Notes.

            Notwithstanding clause (iii) above, a Wholly Owned Subsidiary may be consolidated with or merged into the Company and the Company may consolidate with or merge with or into (A) another Person, if such Person is a single purpose corporation that has not conducted any business or Incurred any Indebtedness or other liabilities and such transaction is being consummated solely to change the state of incorporation of the

Company and (B) Holdings; provided, however, that, in the case of clause (B),
(x) Holdings shall not have owned any assets other than the Capital Stock of the Company (and other immaterial assets incidental to its ownership of such Capital Stock) or conducted any business other than owning the Capital Stock of the Company, (y) Holdings shall not have any Indebtedness or other liabilities (other than ordinary course liabilities incidental to its ownership of the Capital Stock of the Company) and (z) immediately after giving effect to such consolidation or merger, the Successor Company shall have a pro forma Consolidated Coverage Ratio that is not less than the Consolidated Coverage Ratio of the Company immediately prior to such consolidation or merger.

                                    ARTICLE 6

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

            (1) the Company defaults in any payment of interest on any Senior Subordinated Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

            (2) the Company (i) defaults in the payment of the principal of any Senior Subordinated Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Senior Subordinated Notes when required pursuant to this Indenture or the Senior Subordinated Notes, whether or not such redemption or purchase shall be prohibited by Article 10;

            (3) the Company fails to comply with Section 5.01;

            (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 or 4.12 (other than a failure to purchase Senior Subordinated Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

            (5) the Company fails to comply with any of its agreements in the Senior Subordinated Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

            (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

            (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (9) any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and such judgment or decree is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below.

            The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4), (5), (6) or (9) above is not an Event of Default until the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Senior Subordinated Notes Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Senior Subordinated Notes Trustee by notice to the Company, or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Senior Subordinated Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Senior Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholders. The Senior Subordinated Noteholders of a majority in principal amount of the Senior Subordinated Notes by notice to the Senior Subordinated Notes Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee may pursue any available remedy to collect the payment of principal of or interest on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

            The Senior Subordinated Notes Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Senior Subordinated Notes by notice to the Senior Subordinated Notes Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Senior Subordinated Note, (ii) a Default arising from the failure to redeem or purchase any Senior Subordinated Note when required pursuant to the terms of this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Senior Subordinated Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Senior Subordinated Noteholders of a majority in principal amount of the Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Notes Trustee or of exercising any trust or power conferred on the Senior Subordinated Notes Trustee. However, the Senior Subordinated Notes Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Senior Subordinated Notes Trustee determines is unduly prejudicial to the rights of other Senior Subordinated Noteholders or would involve the Senior Subordinated Notes Trustee in personal liability; provided, however, that the Senior Subordinated Notes Trustee may take any other action deemed proper by the Senior Subordinated Notes Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Senior Subordinated Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Senior Subordinated Noteholder may pursue any remedy with respect to this Indenture or the Senior Subordinated Notes unless:

            (1) the Senior Subordinated Noteholder gives to the Senior Subordinated Notes Trustee written notice stating that an Event of Default is continuing;

            (2) the Senior Subordinated Noteholders of at least 25% in principal amount of the Senior Subordinated Notes make a written request to the Senior Subordinated Notes Trustee to pursue the remedy;

            (3) such Senior Subordinated Noteholder or Senior Subordinated Noteholders offer to the Senior Subordinated Notes Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Senior Subordinated Notes Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Senior Subordinated Noteholders of a majority in principal amount of the Senior Subordinated Notes do not give the Senior Subordinated Notes Trustee a direction inconsistent with the request during such 60-day period.

            A Senior Subordinated Noteholder may not use this Indenture to prejudice the rights of another Senior Subordinated Noteholder or to obtain a preference or priority over another Senior Subordinated Noteholder.

            SECTION 6.07. Rights of Senior Subordinated Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Senior

Subordinated Noteholder to receive payment of principal of and liquidated damages and interest on the Senior Subordinated Notes held by such Senior Subordinated Noteholder, on or after the respective due dates expressed in the Senior Subordinated Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Senior Subordinated Noteholder.

            SECTION 6.08. Collection Suit by Senior Subordinated Notes Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Senior Subordinated Notes Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Senior Subordinated Notes Trustee May File Proofs of Claim. The Senior Subordinated Notes Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Senior Subordinated Notes Trustee and the Senior Subordinated Noteholders allowed in any judicial proceedings relative to the Company, Holdings, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Senior Subordinated Noteholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Senior Subordinated Noteholder to make payments to the Senior Subordinated Notes Trustee and, in the event that the Senior Subordinated Notes Trustee shall consent to the making of such payments directly to the Senior Subordinated Noteholders, to pay to the Senior Subordinated Notes Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Senior Subordinated Notes Trustee, its agents and its counsel, and any other amounts due the Senior Subordinated Notes Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Senior Subordinated Notes Trustee col lects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

            FIRST: to the Senior Subordinated Notes Trustee for amounts due under Section 7.07;

            SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

            THIRD: to Senior Subordinated Noteholders for amounts due and unpaid on the Senior Subordinated Notes for principal and interest, ratably, and any liquidated damages without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, any liquidated damages and interest, respectively; and

            FOURTH: to the Company.

            The Senior Subordinated Notes Trustee may fix a record date and payment date for any payment to Senior Subordinated Noteholders pursuant to this Section. At least 15 days before such record date, the Senior Subordinated Notes Trustee shall mail to each Senior Subordinated Noteholder and the Company a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Senior Subordinated Notes Trustee for any action taken or omitted by it as Senior Subordinated Notes Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Senior Subordinated Notes Trustee, a suit by a Senior Subordinated Noteholder pursuant to Section 6.07 or a suit by Senior Subordinated Noteholders of more than 10% in principal amount of the Senior Subordinated Notes.

            SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor Holdings (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and Holdings (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Senior Subordinated Notes Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                        Senior Subordinated Notes Trustee

            SECTION 7.01. Duties of Senior Subordinated Notes Trustee. (a) If an Event of Default has occurred and is continuing, the Senior Subordinated Notes Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Senior Subordinated Notes Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Senior Subordinated Notes Trustee; and

            (2) in the absence of bad faith on its part, the Senior Subordinated Notes Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Senior Subordinated Notes Trustee and conforming to the requirements of this Indenture. However, the Senior Subordinated Notes Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Senior Subordinated Notes Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Senior Subordinated Notes Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Senior Subordinated Notes Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Senior Subordinated Notes Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Senior Subordinated Notes Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Senior Subordinated Notes Trustee shall not be liable for interest on any money received by it except as the Senior Subordinated Notes Trustee may agree in writing with the Company.

            (f) Money held in trust by the Senior Subordinated Notes Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Senior Subordinated Notes Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Senior Subordinated Notes Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Senior Subordinated Notes Trustee. (a) The Senior Subordinated Notes Trustee may rely on any document believed by it to be genu ine and to have been signed or presented by the proper person. The Senior Subordinated Notes Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Senior Subordinated Notes Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Senior Subordinated Notes Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Senior Subordinated Notes Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Senior Subordinated Notes Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) The Senior Subordinated Notes Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Senior Subordinated Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Senior Subordinated Notes Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Senior Subordinated Notes Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (g) The Senior Subordinated Notes Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Senior Subordinated Noteholders pursuant to the provisions of this Indenture, unless such Senior Subordinated Noteholders shall have offered to the Senior Subordinated Notes Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            SECTION 7.03. Individual Rights of Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Senior Subordinated Notes Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Senior Subordinated Notes Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Senior Subordinated Notes Trustee's Disclaimer. The Senior Subordinated Notes Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Subordinated Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Senior Subordinated Notes or in the Senior Subordinated Notes other than the Senior Subordinated Notes Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. (a) The Senior Subordinated Notes Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred. No duty imposed upon the Senior Subordinated Notes Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have notice.

            (b) If a Default occurs and is continuing and if it is known to the Senior Subordinated Notes Trustee, the Senior Subordinated Notes Trustee shall mail to each Senior Subordinated Noteholder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Senior Subordinated Notes Trustee. Except in the case of a Default in payment of principal, premium (if any) or interest on any Senior Subordinated Note (including payments pursuant to the redemption provisions of such Senior Subordinated Note), the Senior Subordinated Notes Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Senior Subordinated Noteholders.

            SECTION 7.06. Reports by Senior Subordinated Notes Trustee to Senior Subordinated Noteholders. As promptly as practicable after each June 30 beginning with the June 30 following the first anniversary of the date of this Indenture, and in any event prior to August 31 in each subsequent year, the Senior Subordinated Notes Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Senior Subordinated Noteholder a brief report dated as of June 30 that complies with Section 313(a) of the TIA. The Senior Subordinated Notes Trustee shall also comply with Section 313(b) of the TIA.

            A copy of each report at the time of its mailing to Senior Subordinated Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Senior Subordinated Notes are listed. The Company agrees to notify promptly the Senior Subordinated Notes Trustee whenever the Senior Subordinated Notes become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Senior Subordinated Notes Trustee from time to time such compensation as the Company and the Senior Subordinated Notes Trustee shall from time to time agree in writing. The Senior Subordinated Notes Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Senior Subordinated Notes Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Senior Subordinated Notes Trustee's agents, counsel, accountants and experts. The Company and Holdings, jointly and severally shall indemnify the Senior Subordinated Notes Trustee, and hold it harmless, against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the offer and sale of the Senior Subordinated Notes or the administration of this trust and the performance of its duties hereunder. The Senior Subordinated Notes Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or Holdings of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company and Holdings, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and Holdings, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct and negligence.

            To secure the Company's payment obligations in this Section, the Senior Subordinated Notes Trustee shall have a lien prior to the Senior Subordinated Notes on

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                                                                              56

all money or property held or collected by the Senior Subordinated Notes Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Senior Subordinated Notes.

            The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Senior Subordinated Notes Trustee. When the Senior Subordinated Notes Trustee incurs expenses after the occurrence of a Default specified in
Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Senior Subordinated Notes may remove the Senior Subordinated Notes Trustee by so notifying the Senior Subordinated Notes Trustee and may appoint a successor Senior Subordinated Notes Trustee. The Company shall remove the Senior Subordinated Notes Trustee if:

            (1) the Senior Subordinated Notes Trustee fails to comply with
      Section 7.10;

            (2) the Senior Subordinated Notes Trustee is adjudged bankrupt or insol vent;

            (3) a receiver or other public officer takes charge of the Senior Subordinated Notes Trustee or its property; or

            (4) the Senior Subordinated Notes Trustee otherwise becomes incapable of acting.

            If the Senior Subordinated Notes Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Senior Subordinated Notes and such Senior Subordinated Noteholders do not reasonably promptly appoint a successor Senior Subordinated Notes Trustee, or if a vacancy exists in the office of Senior Subordinated Notes Trustee for any reason (the Senior Subordinated Notes Trustee in such event being referred to herein as the retiring Senior Subordinated Notes Trustee), the Company shall promptly appoint a successor Senior Subordinated Notes Trustee.

            A successor Senior Subordinated Notes Trustee shall deliver a written acceptance of its appointment to the retiring Senior Subordinated Notes Trustee and to the Company. Thereupon the resignation or removal of the retiring Senior Subordinated Notes Trustee shall become effective, and the successor Senior Subordinated Notes Trustee shall have all the rights, powers and duties of the Senior Subordinated Notes Trustee under this Indenture. The successor Senior Subordinated Notes Trustee shall mail a notice of its succession to Senior Subordinated Noteholders. The retiring Senior Subordinated Notes Trustee shall promptly transfer all property held by it as Senior Subordinated Notes Trustee to the successor Senior Subordinated Notes Trustee, subject to the lien provided for in Section 7.07.

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                                                                              57

            If a successor Senior Subordinated Notes Trustee does not take office within 60 days after the retiring Senior Subordinated Notes Trustee resigns or is removed, the retiring Senior Subordinated Notes Trustee or the Holders of 10% in principal amount of the Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Senior Subordinated Notes Trustee.

            If the Senior Subordinated Notes Trustee fails to comply with
Section 7.10, any Senior Subordinated Noteholder may petition any court of competent jurisdiction for the removal of the Senior Subordinated Notes Trustee and the appoint ment of a successor Senior Subordinated Notes Trustee.

            Notwithstanding the replacement of the Senior Subordinated Notes Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Senior Subordinated Notes Trustee.

            SECTION 7.09. Successor Senior Subordinated Notes Trustee by Merger. If the Senior Subordinated Notes Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Senior Subordinated Notes Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Senior Subordinated Notes Trustee shall succeed to the trusts created by this Indenture any of the Senior Subordinated Notes shall have been authenticated but not delivered, any such successor to the Senior Subordinated Notes Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Subordinated Notes so authenticated; and in case at that time any of the Senior Subordinated Notes shall not have been authenticated, any successor to the Senior Subordinated Notes Trustee may authenticate such Senior Subordinated Notes either in the name of any predecessor hereunder or in the name of the successor to the Senior Subordinated Notes Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Subordinated Notes or in this Indenture provided that the certificate of the Senior Subordinated Notes Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Senior Subordinated Notes Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Senior Subordinated Notes Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Senior Subordinated Notes Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Senior Subordinated Notes Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Senior Subordinated Notes Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Senior Subordinated Notes; Defeasance. (a) When (i) the Company delivers to the Senior Subordinated Notes Trustee all outstanding Senior Subordinated Notes (other than Senior Subordinated Notes replaced pursuant to Section 2.08) for cancelation or (ii) all outstanding Senior Subordinated Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article 3 hereof, and the Company irrevocably deposits with the Senior Subordinated Notes Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Senior Subordinated Notes, including interest thereon to maturity or such redemption date (other than Senior Subordinated Notes replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Senior Subordinated Notes Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Senior Subordinated Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and
the operation of Section 5.01(iii), 5.01(iv), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of the Company only), 6.01(8) (with respect to Significant Subsidiaries of the Company only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Senior Subordinated Notes and this Indenture by exercising its legal defeasance option, the obligations under the Holdings Guarantee shall be terminated simultaneously with the termination of such obligations.

            If the Company exercises its legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries of the Company only) or 6.01(8) (with respect to Significant Subsidiaries of the Company only) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Senior Subordinated Notes Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in
this Article 8 shall survive until the Senior Subordinated Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Senior Subordinated Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Senior Subordinated Notes to maturity or redemption, as the case may be;

            (2) the Company delivers to the Senior Subordinated Notes Trustee a cer tificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior Subordinated Notes to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

            (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

            (5) the Company delivers to the Senior Subordinated Notes Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (6) in the case of the legal defeasance option, the Company shall have delivered to the Senior Subordinated Notes Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Senior Subordinated Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (7) in the case of the covenant defeasance option, the Company shall have delivered to the Senior Subordinated Notes Trustee an Opinion of Counsel to the effect that the Senior Subordinated Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

            (8) the Company delivers to the Senior Subordinated Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Subordinated Notes as contemplated by this Article 8 have been complied with.

            Before or after a deposit, the Company may make arrangements satisfactory to the Senior Subordinated Notes Trustee for the redemption of Senior Subordinated Notes at a future date in accordance with Article 3.

            SECTION 8.03. Application of Trust Money. The Senior Subordinated Notes Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Senior Subordinated Notes. Money and securities so held in trust are not subject to Article 10.

            SECTION 8.04. Repayment to Company. The Senior Subordinated Notes Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Senior Subordinated Notes Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Senior Subordinated Noteholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Senior Subordinated Notes Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Senior Subordinated Notes Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article 8 until such time as the Senior Subordinated Notes Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Senior Subordinated Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Senior Subordinated Noteholders of such Senior Subordinated Notes to receive such payment from the money or U.S. Government Obligations held by the Senior Subordinated Notes Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments

            SECTION 9.01. Without Consent of Senior Subordinated Noteholders. The Company, Holdings and the Senior Subordinated Notes Trustee may amend this

Indenture or the Senior Subordinated Notes without notice to or consent of any Senior Subordinated Noteholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article 5;

            (3) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes; provided, however, that the uncertificated Senior Subordinated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Senior Subordinated Notes are described in Section 163(f)(2)(B) of the Code;

            (4) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10 or Article 12;

            (5) to add additional Guarantees with respect to the Senior Subordinated Notes or to secure the Senior Subordinated Notes;

            (6) to add to the covenants of the Company for the benefit of the Senior Subordinated Noteholders or to surrender any right or power herein conferred upon the Company;

            (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

            (8) to make any change that does not adversely affect the rights of any Senior Subordinated Noteholder; or

            (9) to provide for the issuance of the Senior Subordinated Exchange Notes, Private Senior Subordinated Exchange Notes or Additional Senior Subordinated Notes, which shall have terms substantially identical in all material respects to the Original Senior Subordinated Notes (except that the transfer restrictions contained in the Original Senior Subordinated Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Senior Subordinated Notes, as a single issue of securities.

            An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Senior Subordinated Noteholders a notice briefly describing such amendment. The failure to give such notice to all Senior Subordinated Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Senior Subordinated Noteholders. The Company, Holdings and the Senior Subordinated Notes Trustee may amend this

Indenture or the Senior Subordinated Notes with the written consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Subordinated Notes), without notice to any other Senior Subordinated Noteholder. However, without the consent of each Holder of an outstanding Senior Subordinated Note affected, an amendment may not:

            (1) reduce the principal amount of Senior Subordinated Notes whose Senior Subordinated Noteholders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Senior Subordinated Note;

            (3) reduce the principal of or extend the Stated Maturity of any Senior Subordinated Note;

            (4) reduce the premium payable upon the redemption of any Senior Subordinated Note or change the time at which any Senior Subordinated Note may be redeemed in accordance with Article 3;

            (5) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Note;

            (6) make any change in Article 10 or Article 12 that adversely affects the rights of any Senior Subordinated Noteholder under Article 10 or Article 12; or

            (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02.

            It shall not be necessary for the consent of the Senior Subordinated Noteholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Senior Subordinated Noteholders a notice briefly describing such amendment. The failure to give such notice to all Senior Subordinated Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Senior Subordinated Notes shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Senior Subordinated Noteholder of a Senior Subordinated Note shall bind the Senior Subordinated Noteholder and every subsequent

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                                                                              63

Senior Subordinated Noteholder of that Senior Subordinated Note or portion of the Senior Subordinated Note that evidences the same debt as the consenting Senior Subordinated Noteholder's Senior Subordinated Note, even if notation of the consent or waiver is not made on the Senior Subordinated Note. However, any such Senior Subordinated Noteholder or subsequent Senior Subordinated Noteholder may revoke the consent or waiver as to such Senior Subordinated Noteholder's Senior Subordinated Note or portion of the Senior Subordinated Note if the Senior Subordinated Notes Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Senior Subordinated Noteholder. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Senior Subordinated Notes Trustee and (ii) such amendment or waiver has been executed by the Company and the Senior Subordinated Notes Trustee.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Senior Subordinated Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Senior Subordinated Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Senior Subordinated Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Senior Subordinated Notes. If an amendment changes the terms of a Senior Subordinated Note, the Senior Subordinated Notes Trustee may require the Senior Subordinated Noteholder of the Senior Subordinated Note to deliver it to the Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee may place an appropriate notation on the Senior Subordinated Note regarding the changed terms and return it to the Senior Subordinated Noteholder. Alternatively, if the Company or the Senior Subordinated Notes Trustee so determines, the Company in exchange for the Senior Subordinated Note shall issue and the Senior Subordinated Notes Trustee shall authenticate a new Senior Subordinated Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Subordinated Note shall not affect the validity of such amendment.

            SECTION 9.06. Senior Subordinated Notes Trustee To Sign Amendments. The Senior Subordinated Notes Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Senior Subordinated Notes Trustee. If it does, the Senior Subordinated Notes Trustee may but need not sign it. In signing such amendment the Senior Subordinated Notes Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and Holdings enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Senior Subordinated Noteholder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Senior Subordinated Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Senior Subordinated Notes in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Senior Subordinated Notes shall be deemed to include the liquidated damages payable pursuant to the provisions set forth in the Senior Subordinated Notes and the Senior Subordinated Notes Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the Senior Subordinated Noteholders shall be entitled to receive any payment of principal of, interest, premium (if any) or liquidated damages on the Senior Subordinated Notes; and

            (2) until the Senior Indebtedness of the Company is paid in full in cash or cash equivalents, any payment or distribution to which Senior Subordinated Noteholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear.

            SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on the Senior Subordinated Notes, or any liquidated damages payable pursuant to the provisions set forth in the Senior Subordinated Notes Registration Agreement (as defined in the Appendix), or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if (i) any Designated Senior Indebtedness of the Company is not paid in cash or cash equivalents when due or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that the Company may pay the Senior Subordinated Notes without regard to the foregoing if the Company and the Senior Subordinated Notes Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the immediately preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Senior Subordinated Notes Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Represen tative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Senior Subordinated Notes Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Senior Subordinated Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of the Company other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 10.04. Acceleration of Payment of Senior Subordinated Notes. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company or the Senior Subordinated Notes Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration. If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Senior Subordinated Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Senior Subordinated Notes only if this Article 10 otherwise permits payment at that time.

            SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Senior Subordinated Noteholders that because of this
Article 10 should not have been made to them, the Senior Subordinated Noteholders who receive

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                                                                              66

the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Senior Subordinated Notes are paid in full, Senior Subordinated Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Senior Subordinated Noteholders is not, as between the Company and Senior Subordinated Noteholders, a payment by the Company on such Senior Indebtedness.

            SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Senior Subordinated Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Senior Subordinated Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on and liquidated damages in respect of, the Senior Subordinated Notes in accordance with their terms; or

            (2) prevent the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Senior Subordinated Noteholders.

            SECTION 10.08. Subordination May Not Be Impaired by the Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. Rights of Senior Subordinated Notes Trustee and Paying Agent. Notwithstanding Section 10.03, the Senior Subordinated Notes Trustee or Paying Agent may continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Senior Subordinated Notes Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

            The Senior Subordinated Notes Trustee in its individual or any other capa city may hold Senior Indebtedness of the Company with the same rights it would have if it were not Senior Subordinated Notes Trustee. The Registrar and the Paying Agent may do the same with like rights. The Senior Subordinated Notes Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Senior Subordinated

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                                                                              67

Notes Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Senior Subordinated Notes Trustee under or pursuant to Section 7.07.

            SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Senior Subordinated Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Senior Subordinated Noteholders or the Senior Subordinated Notes Trustee to accelerate the maturity of the Senior Subordinated Notes.

            SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Senior Subordinated Notes Trustee for the payment of principal of and interest on the Senior Subordinated Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Senior Subordinated Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION 10.13. Senior Subordinated Notes Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Senior Subordinated Notes Trustee and the Senior Subordinated Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Senior Subordinated Notes Trustee or to the Senior Subordinated Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10. In the event that the Senior Subordinated Notes Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Senior Subordinated Notes Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Senior Subordinated Notes Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Senior Subordinated Notes Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Senior Subordinated Notes Trustee pursuant to this Article 10.

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                                                                              68

            SECTION 10.14. Senior Subordinated Notes Trustee To Effectuate Subordination. Each Senior Subordinated Noteholder by accepting a Senior Subordinated Note authorizes and directs the Senior Subordinated Notes Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Senior Subordinated Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Senior Subordinated Notes Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Senior Subordinated Notes Trustee Not Fiduciary for Holders of Senior Indebtedness. The Senior Subordinated Notes Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Senior Subordinated Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Senior Subordinated Noteholder by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 10.17. Senior Subordinated Notes Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Senior Subordinated Notes Trustee pursuant to other sections of this Indenture.

                                   ARTICLE 11

                               Holdings Guarantee

            SECTION 11.01. Holdings Guarantee. Holdings hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Senior Subordinated Noteholder and to the Senior Subordinated Notes Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on and liquidated damages in respect of the Senior Subordinated Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Senior Subordinated Notes Trustee) and the Senior Subordinated Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Senior Subordinated Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Holdings further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from

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                                                                              69

Holdings, and that Holdings shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

            Holdings waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Holdings waives notice of any default under the Senior Subordinated Notes or the Guaranteed Obligations. The obligations of Holdings hereunder shall not be affected by (a) the failure of any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Senior Subordinated Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Senior Subordinated Notes or any other agreement; (d) the release of any security held by any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Senior Subordinated Noteholder or Senior Subordinated Notes Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of Holdings, except as provided in Section 11.02(b).

            Holdings hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or Holdings obligations hereunder prior to any amounts being claimed from or paid by Holdings hereunder. Holdings hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against Holdings.

            Holdings further agrees that its Holdings Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee to any security held for payment of the Guaranteed Obligations.

            The Holdings Guarantee is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of Holdings and is made subject to such provisions of this Indenture.

            Except as expressly set forth in Sections 8.01(b) and 11.02, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Holdings herein shall not be discharged or impaired or otherwise affected by the failure of any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Senior Subordinated Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Holdings or would otherwise operate as a discharge of Holdings as a matter of law or equity.

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                                                                              70

            Holdings agrees that its Holdings Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Holdings further agrees that its Holdings Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee upon the bankruptcy or reorganization of the Company or otherwise.

            In furtherance of the foregoing and not in limitation of any other right which any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee has at law or in equity against Holdings by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, Holdings hereby promises to and shall, upon receipt of written demand by the Senior Subordinated Notes Trustee, forthwith pay, or cause to be paid, in cash, to the Senior Subordinated Noteholders or the Senior Subordinated Notes Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Senior Subordinated Noteholders and the Senior Subordinated Notes Trustee.

            Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Senior Subordinated Noteholders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Holdings further agrees that, as between it, on the one hand, and the Senior Subordinated Noteholders and the Senior Subordinated Notes Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of the Holdings Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purposes of this Section 11.01.

            Holdings also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholder in enforcing any rights under this Section 11.01.

            Upon request of the Senior Subordinated Notes Trustee, Holdings shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 11.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by Holdings shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to Holdings, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            (b) This Holdings Guarantee shall terminate and be of no further force or effect and Holdings shall be deemed to be released from all obligations under this Article 11 upon the merger or consolidation of Holdings with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where Holdings is not the surviving entity of such consolidation or merger; provided, however, that each such merger or consolidation shall comply with
Section 5.01. At the request of the Company, the Senior Subordinated Notes Trustee shall execute and deliver an appropriate instrument evidencing such release.

            SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon Holdings and its successors and assigns and shall inure to the benefit of the successors and assigns of the Senior Subordinated Notes Trustee and the Senior Subordinated Noteholders and, in the event of any transfer or assignment of rights by any Senior Subordinated Noteholder or the Senior Subordinated Notes Trustee, the rights and privileges conferred upon that party in this Indenture and in the Senior Subordinated Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Senior Subordinated Notes Trustee and the Senior Subordinated Noteholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

            SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by Holdings therefrom, shall in any event be effective unless the same shall be in writing and signed by the Senior Subordinated Notes Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Holdings in any case shall entitle Holdings to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE 12

                     Subordination of the Holdings Guarantee

            SECTION 12.01. Agreement To Subordinate. Holdings agrees, and each Senior Subordinated Noteholder by accepting a Senior Subordinated Note agrees, that the obligations of Holdings hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of Holdings (including all Indebtedness evidenced by the Senior Discount Notes) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of Holdings. The obligations hereunder with respect to Holdings shall in all respects rank pari passu with all other

Senior Subordinated Indebtedness of Holdings and shall rank senior to all existing and future Subordinated Obligations of Holdings; and only Indebtedness of Holdings that is Senior Indebtedness of Holdings shall rank senior to the obligations of Holdings in accordance with the provisions set forth herein.

            SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of Holdings to creditors upon a total or partial liquidation or a total or partial dissolution of Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Holdings and its properties:

            (1) holders of Senior Indebtedness of Holdings shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before the Senior Subordinated Noteholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from Holdings; and

            (2) until the Senior Indebtedness of Holdings is paid in full in cash or cash equivalents, any payment or distribution to which Senior Subordinated Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear.

            SECTION 12.03. Default on Designated Senior Indebtedness of Holdings. Holdings may not make any payment pursuant to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay its Holdings Guarantee") if (i) any Designated Senior Indebtedness of Holdings is not paid in cash or cash equivalents when due or
(ii) any other default on Designated Senior Indebtedness of Holdings occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that Holdings may pay its Holdings Guarantee without regard to the foregoing if Holdings and the Senior Subordinated Notes Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the immediately preceding sentence) with respect to any Designated Senior Indebtedness of Holdings pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Holdings may not pay its Holdings Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Senior Subordinated Notes Trustee (with a copy to Holdings and the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness of Holdings specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Senior Subordinated Notes Trustee (with a copy to Holdings and the Company) from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, Holdings may resume to paying its Holdings Guarantee after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given with respect to Holdings in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of Holdings during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of Holdings other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            SECTION 12.04. Demand for Payment. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default and a demand for payment is made on Holdings pursuant to Article 11, the Senior Subordinated Notes Trustee shall promptly notify the holders of the Designated Senior Indebtedness of Holdings (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of Holdings is outstanding, Holdings may not pay its Holdings Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of Holdings receive notice of such demand and, thereafter, may pay its Holdings Guarantee only if this Article 12 otherwise permits payment at that time.

            SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Senior Subordinated Noteholders that because of this
Article 12 should not have been made to them, the Senior Subordinated Noteholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of Holdings and pay it over to them as their respective interests may appear.

            SECTION 12.06. Subrogation. After all Senior Indebtedness of Holdings is paid in full and until the Senior Subordinated Notes are paid in full, Senior Subordinated Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness of Holdings to receive distributions applicable to Senior Indebtedness of Holdings. A distribution made under this
Article 12 to holders of Designated Senior Indebtedness of Holdings which otherwise would have been made to Senior Subordinated Noteholders is not, as between Holdings and Senior Subordinated Noteholders, a payment by Holdings on such Senior Indebtedness of Holdings.

            SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Senior Subordinated Noteholders and holders of Senior Indebtedness of Holdings. Nothing in this Indenture shall:

            (1) impair, as between Holdings and Senior Subordinated Noteholders, the obligation of Holdings which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

            (2) prevent the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholder from exercising its available remedies upon a default by Holdings under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of Holdings to receive distributions otherwise payable to Senior Subordinated Noteholders.

            SECTION 12.08. Subordination May Not Be Impaired by Holdings. No right of any holder of Senior Indebtedness of Holdings to enforce the subordination of the obligations of Holdings hereunder shall be impaired by any act or failure to act by Holdings or by its failure to comply with this Indenture.

            SECTION 12.09. Rights of Senior Subordinated Notes Trustee and Paying Agent. Notwithstanding Section 12.03, the Senior Subordinated Notes Trustee or the Paying Agent may continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Senior Subordinated Notes Trustee receives notice satisfactory to it that payments may not be made under this Article 12. Holdings, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of Holdings give the notice; provided, however, that if an issue of Senior Indebtedness of Holdings has a Representative, only the Representative may give the notice.

            The Senior Subordinated Notes Trustee in its individual or any other capacity may hold Senior Indebtedness of Holdings with the same rights it would have if it were not Senior Subordinated Notes Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Senior Subordinated Notes Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Indebtedness of Holdings which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of Holdings; and nothing in Article 7 shall deprive the Senior Subordinated Notes Trustee of any of its rights as such holder. Nothing in this
Article 12 shall apply to claims of, or payments to, the Senior Subordinated Notes Trustee under or pursuant to Section 7.07.

            SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of Holdings, the distribution may be made and the notice given to their Representative (if any).

            SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate. The failure of Holdings to make a payment on any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by Holdings under such obligations. Nothing in this Article 12 shall have any effect on the right of the Senior Subordinated Noteholders or the Senior Subordinated Notes Trustee to make a demand for payment on Holdings pursuant to Article 11.

            SECTION 12.12. Senior Subordinated Notes Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Senior Subordinated Notes Trustee and the Senior Subordinated Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Senior Subordinated Notes Trustee or to the Senior Subordinated Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness of Holdings for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness of Holdings and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Senior Subordinated Notes Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of Holdings to participate in any payment or distribution pursuant to this Article 12, the Senior Subordinated Notes Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Senior Subordinated Notes Trustee as to the amount of such Senior Indebtedness of Holdings held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Senior Subordinated Notes Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Senior Subordinated Notes Trustee pursuant to this Article 12.

            SECTION 12.13. Senior Subordinated Notes Trustee To Effectuate Subordination. Each Senior Subordinated Noteholder by accepting a Senior Subordinated Note authorizes and directs the Senior Subordinated Notes Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Senior Subordinated Noteholders and the holders of Senior Indebtedness of Holdings as provided in this Article 12 and appoints the Senior Subordinated Notes Trustee as attorney-in-fact for any and all such purposes.

            SECTION 12.14. Senior Subordinated Notes Trustee Not Fiduciary for Holders of Senior Indebtedness of Holdings. The Senior Subordinated Notes Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of Holdings and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Senior Subordinated Noteholders or Holdings or any other Person, money or assets to which any holders of Senior Indebtedness of Holdings shall be entitled by virtue of this Article 12 or otherwise.

            SECTION 12.15. Reliance by Holders of Senior Indebtedness of Holdings on Subordination Provisions. Each Senior Subordinated Noteholder by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of Holdings, whether such Senior Indebtedness was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 12.16. Defeasance. The terms of this Article 12 shall not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Senior Subordinated Notes Trustee for the payment of principal of and interest on the Senior Subordinated Notes pursuant to the provisions described in Section 8.03.

                                   ARTICLE 13

                                  Miscellaneous

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to the Company:

                        WESCO Distribution, Inc.
                        Commerce Court, Suite 700
                        Four Station Square
                        Pittsburgh, PA 15219

                        Attention: General Counsel

                        if to the Senior Subordinated Notes Trustee:

                        Bank One, N.A.
                        100 East Broad Street, 8th Floor
                        Columbus, OH 43215

                        Attention: Corporate Trust Department

            The Company or the Senior Subordinated Notes Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Senior Subordinated Noteholder shall be mailed to the Senior Subordinated Noteholder at the Senior Subordinated Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Senior Subordinated Noteholder or any defect in it shall not affect its sufficiency with respect to other Senior

Subordinated Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Senior Subordinated Noteholders with Other Senior Subordinated Noteholders. Senior Subordinated Noteholders may communicate pursuant to TIA ss. 312(b) with other Senior Subordinated Noteholders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Senior Subordinated Notes Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Senior Subordinated Notes Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Senior Subordinated Notes Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Senior Subordinated Notes Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Senior Subordinated Notes Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Senior Subordinated Notes Disregarded. In determining whether the Senior Subordinated Noteholders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, Holdings or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or Holdings shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Senior Subordinated Notes Trustee shall be protected in relying on any such direction, waiver or consent, only

Senior Subordinated Notes which the Senior Subordinated Notes Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Senior Subordinated Notes outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Senior Subordinated Notes Trustee, Paying Agent and Registrar. The Senior Subordinated Notes Trustee may make reasonable rules for action by or a meeting of Senior Subordinated Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Ohio. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SENIOR SUBORDINATED NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Subordinated Note, each Senior Subordinated Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Senior Subordinated Notes.

            SECTION 13.11. Successors. All agreements of the Company and Holdings in this Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Senior Subordinated Notes Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    WESCO DISTRIBUTION, INC.,

                                    by /s/ [Illegible]
                                      ------------------------------------
                                      Name:
                                      Title:

                                    WESCO INTERNATIONAL, INC.,

                                    by /s/ [Illegible]
                                      ------------------------------------
                                      Name:
                                      Title:

                                    BANK ONE, N.A., as Senior Subordinated
                                    Notes Trustee

                                    by /s/ Ruth H. Fussell
                                      ------------------------------------
                                      Name: Ruth H. Fussell
                                      Title: Vice President, Corporate
                                             Trust Department

                                                                      APPENDIX A

           PROVISIONS RELATING TO ORIGINAL SENIOR SUBORDINATED NOTES,
              ADDITIONAL SENIOR SUBORDINATED NOTES, PRIVATE SENIOR
                         SUBORDINATED EXCHANGE NOTES AND
                       SENIOR SUBORDINATED EXCHANGE NOTES

      1. Definitions

      1.1 Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Senior Subordinated Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Senior Subordinated Note, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

            "Cedel" means Cedel Bank, S.A., or any successor securities clearing agency.

            "Definitive Senior Subordinated Note" means a certificated Initial Senior Subordinated Note or Senior Subordinated Exchange Note (bearing the Restricted Senior Subordinated Notes Legend if the transfer of such Senior Subordinated Note is restricted by applicable law) that does not include the Global Senior Subordinated Notes Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

            "Global Senior Subordinated Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

            "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Initial Purchasers" means Chase Securities Inc. and Lehman Brothers Inc.

            "Private Senior Subordinated Exchange Notes" means the Senior Subordinated Notes of the Company issued in exchange for Initial Senior Subordinated Notes pursuant to this Indenture in connection with a Senior Subordinated Notes Private Exchange pursuant to a Senior Subordinated Notes Registration Agreement.

            "Purchase Agreement" means (i) the Purchase Agreement dated May 29, 1998, among the Company, Holdings and the Initial Purchasers and (ii) any other similar Purchase Agreement relating to Additional Senior Subordinated Notes.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Regulation S" means Regulation S under the Securities Act.

            "Regulation S Senior Subordinated Notes" means all Initial Senior Subordinated Notes offered and sold outside the United States in reliance on Regulation S.

            "Restricted Period", with respect to any Senior Subordinated Notes, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Senior Subordinated Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Senior Subordinated Notes Issue Date with respect to such Senior Subordinated Notes.

            "Restricted Senior Subordinated Notes Legend" means the legend set forth in Section 2.3(e)(i) herein.

            "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Rule 144A Senior Subordinated Notes" means all Initial Senior Subordinated Notes offered and sold to QIBs in reliance on Rule 144A.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Subordinated Notes Custodian" means the custodian with respect to a Global Senior Subordinated Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Senior Subordinated Notes Trustee.

            "Senior Subordinated Notes Private Exchange" means an offer by the Company, pursuant to a Senior Subordinated Notes Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Senior Subordinated Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Senior Subordinated Exchange Notes.

            "Senior Subordinated Notes Registered Exchange Offer" means an offer by the Company, pursuant to a Senior Subordinated Notes Registration Agreement, to certain Holders of Initial Senior Subordinated Notes, to issue and deliver to such Holders, in exchange for their Initial Senior Subordinated Notes, a like aggregate principal amount of Senior Subordinated Exchange Notes registered under the Securities Act.

            "Senior Subordinated Notes Registration Agreement" means (i) the Exchange and Registration Rights Agreement dated June 5, 1998, among the Company, Holdings and the Initial Purchasers and (ii) any other similar Exchange and Registration Rights Agreement relating to Additional Senior Subordinated Notes.

            "Senior Subordinated Notes Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of Initial Senior Subordinated Notes pursuant to a Senior Subordinated Notes Registration Agreement.

            "Transfer Restricted Senior Subordinated Notes" means Definitive Senior Subordinated Notes and any other Senior Subordinated Notes that bear or are required to bear the Restricted Senior Subordinated Notes Legend.

      1.2 Other Definitions

      Term:                                               Defined in Section:
      -----                                               -------------------

"Agent Members".......................................................2.1(b)
"IAI Global Senior Subordinated Note..................................2.1(a)
"Global Senior Subordinated Note".....................................2.1(a)
"Regulation S Global Senior Subordinated Note"........................2.1(a)
"Rule 144A Global Senior Subordinated Note"...........................2.1(a)

      2. The Senior Subordinated Notes

      2.1 Form and Dating

            The Initial Senior Subordinated Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to a Purchase Agreement and (ii) resold, initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Initial Senior Subordinated Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Senior Subordinated Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

            (a) Global Senior Subordinated Notes. Rule 144A Senior Subordinated Notes shall be issued initially in the form of one or more permanent global Senior Subordinated Notes in definitive, fully registered form (collectively, the "Rule 144A Global Senior Subordinated Note") and Regulation S Senior Subordinated Notes shall be issued initially in the form of one or more global Senior Subordinated Notes (collectively, the "Regulation S Global Senior Subordinated Note"), in each case without interest coupons and bearing the Global Senior Subordinated Notes Legend and Restricted Senior Subordinated Notes Legend, which shall be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Senior Subordinated Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Senior Subordinated Notes Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Senior Subordinated Notes Legend and the Restricted Senior Subordinated Notes Legend (collectively, the "IAI Global Senior Subordinated Note") shall also be issued on the Closing Date, deposited with the Senior Subordinated Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Senior Subordinated Notes Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Senior Subordinated Notes to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Senior Subordinated Note will not be exchangeable for interests in the Rule 144A Global Senior Subordinated Note, the IAI Global Senior Subordinated Note or any other Senior Subordinated Note without a Restricted Senior Subordinated Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Senior Subordinated Note, the IAI Global Senior Subordinated Note and the Regulation S Global Senior Subordinated Note are each referred to herein as a "Global Senior Subordinated Note" and are collectively referred to herein as "Global Senior Subordinated Notes." The aggregate principal amount of the Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Senior Subordinated Notes Trustee and the Depositary or its nominee as hereinafter provided.

            (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Senior Subordinated Note deposited with or on behalf of the Depositary.

            The Company shall execute and the Senior Subordinated Notes Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Senior Subordinated Notes that (a) shall be registered in the name of the Depositary for such Global Senior Subordinated Note or Global Senior Subordinated Notes or the nominee of such Depositary and (b) shall be delivered by the Senior Subordinated Notes Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Senior Subordinated Notes Trustee as Senior Subordinated Notes Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Senior Subordinated Note held on their behalf by the Depositary or by the Senior Subordinated Notes Trustee as Senior Subordinated Notes Custodian or under such Global Senior Subordinated Note, and the Depositary may be treated by the Company, the Senior Subordinated Notes Trustee and any agent of the Company or the Senior Subordinated Notes Trustee as the absolute owner of such Global Senior Subordinated Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Senior Subordinated Notes Trustee or any agent of the Company or the Senior Subordinated Notes Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Senior Subordinated Note.

            (c) Definitive Senior Subordinated Notes. Except as provided in
Section 2.3 or 2.4, owners of beneficial interests in Global Senior Subordinated Notes will not be entitled to receive physical delivery of certificated Senior Subordinated Notes.

      2.2 Authentication. The Senior Subordinated Notes Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two Officers (1) Original Senior Subordinated Notes for original issue on the date hereof in an aggregate principal amount of $300 million, (2) subject to the terms of this Indenture, Additional Senior Subordinated Notes in an aggregate principal amount of up to $200 million and (3) the (A) Senior Subordinated Exchange Notes for issue only in a Senior Subordinated Notes Registered Exchange Offer and (B) Private Senior Subordinated Exchange Notes for issue only in a Senior Subordinated Notes Private Exchange, in the case of each of (A) and (B) pursuant to a Senior Subordinated Notes Registration Agreement and for a like principal amount of Initial Senior Subordinated Notes exchanged pursuant thereto. Such order shall specify the amount of the Senior Subordinated Notes to be authenticated, the date on which the original issue of Senior Subordinated Notes is to be authenticated and whether the Senior Subordinated Notes are to be Initial Senior Subordinated Notes, Senior Subordinated

Exchange Notes or Private Senior Subordinated Exchange Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed $500 million, except as provided in Section 2.08 of this Indenture. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional Senior Subordinated Notes after the Closing Date shall be in a principal amount of at least $50 million, whether such Additional Senior Subordinated Notes are of the same or a different series than the Original Senior Subordinated Notes.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Senior Subordinated Notes. When Definitive Senior Subordinated Notes are presented to the Registrar with a request:

            (x) to register the transfer of such Definitive Senior Subordinated Notes; or

            (y) to exchange such Definitive Senior Subordinated Notes for an equal principal amount of Definitive Senior Subordinated Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Senior Subordinated Notes surrendered for transfer or exchange:

            (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Senior Subordinated Noteholder thereof or his attorney duly authorized in writing; and

            (ii) are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Senior Subordinated Notes are being delivered to the Registrar by a Senior Subordinated Noteholder for registration in the name of such Senior Subordinated Noteholder, without transfer, a certification from such Senior Subordinated Noteholder to that effect (in the form set forth on the reverse side of the Initial Senior Subordinated Note); or

                  (B) if such Definitive Senior Subordinated Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Senior Subordinated Note); or

                  (C) if such Definitive Senior Subordinated Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act,
            (i) a certification to that effect (in the form set forth on the reverse side of the Initial Senior Subordinated Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

            (b) Restrictions on Transfer of a Definitive Senior Subordinated Note for a Beneficial Interest in a Global Senior Subordinated Note. A Definitive Senior Subordinated

Note may not be exchanged for a beneficial interest in a Global Senior Subordinated Note except upon satisfaction of the requirements set forth below. Upon receipt by the Senior Subordinated Notes Trustee of a Definitive Senior Subordinated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Initial Senior Subordinated Note) that such Definitive Senior Subordinated
      Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an IAI that has furnished to the Senior Subordinated Notes Trustee a signed letter substantially in the form of Exhibit D or (C) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

            (ii) written instructions directing the Senior Subordinated Notes Trustee to make, or to direct the Senior Subordinated Notes Custodian to make, an adjustment on its books and records with respect to such Global Senior Subordinated Note to reflect an increase in the aggregate principal amount of the Senior Subordinated Notes represented by the Global Senior Subordinated Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Senior Subordinated Notes Trustee shall cancel such Definitive Senior Subordinated Note and cause, or direct the Senior Subordinated Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Senior Subordinated Notes Custodian, the aggregate principal amount of Senior Subordinated Notes represented by the Global Senior Subordinated Note to be increased by the aggregate principal amount of the Definitive Senior Subordinated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Senior Subordinated Note equal to the principal amount of the Definitive Senior Subordinated Note so canceled. If no Global Senior Subordinated Notes are then outstanding and the Global Senior Subordinated Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Senior Subordinated Notes Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Senior Subordinated Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Senior Subordinated Notes. (i) The transfer and exchange of Global Senior Subordinated Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Senior Subordinated Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Senior Subordinated Note or another Global Senior Subordinated Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Senior Subordinated Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Senior Subordinated Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Senior Subordinated Note or the IAI Global Senior Subordinated Note to a transferee who takes delivery of such interest through the

Regulation S Global Senior Subordinated Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Senior Subordinated Notes Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel. In the case of a transfer of a beneficial interest in either the Regulation S Global Senior Subordinated Note or the Rule 144A Global Senior Subordinated Note for an interest in the IAI Global Senior Subordinated Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Senior Subordinated Notes Trustee.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Senior Subordinated Note to a beneficial interest in another Global Senior Subordinated Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Senior Subordinated Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Senior Subordinated Note from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Senior Subordinated Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv) In the event that a Global Senior Subordinated Note is exchanged for Definitive Senior Subordinated Notes pursuant to Section 2.4 prior to the consummation of a Senior Subordinated Notes Registered Exchange Offer or the effectiveness of a Senior Subordinated Notes Shelf Registration Statement with respect to such Senior Subordinated Notes, such Senior Subordinated Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Senior Subordinated Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Restrictions on Transfer of Regulation S Global Senior Subordinated Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Senior Subordinated Note may only be held through Euroclear or Cedel. During the Restricted Period, beneficial ownership interests in the Regulation S Global Senior Subordinated Note may only be sold, pledged or transferred through Euroclear or Cedel in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (E) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Senior Subordinated Notes of $250,000 or (F) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Senior Subordinated Note to a transferee who takes delivery of such interest through the Rule 144A Global Senior Subordinated Note or the IAI Global Senior Subordinated Note will be made only in accordance with Applicable Procedures and upon receipt by the Senior Subordinated Notes Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Senior Subordinated Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Senior Subordinated Notes of $250,000. Such written certification will no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Senior Subordinated Note for an interest in the IAI Global Senior Subordinated Note, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Senior Subordinated Notes Trustee.

            (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Senior Subordinated Note will be transferable in accordance with applicable law and the other terms of this Indenture.

            (e) Legend.

            (i) Except as permitted by the following paragraphs (ii), (iii) or
      (iv), each Senior Subordinated Note certificate evidencing the Global Senior Subordinated Notes and the Definitive Senior Subordinated Notes (and all Senior Subordinated Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE

      SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR
      (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Senior Subordinated Note will also bear the following additional legend:

            "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

            (ii) Upon any sale or transfer of a Transfer Restricted Senior Subordinated Note that is a Definitive Senior Subordinated Note, the Registrar shall permit the Senior Subordinated Noteholder thereof to exchange such Transfer Restricted Senior Subordinated Note for a Definitive Senior Subordinated Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Senior Subordinated Note if the Senior Subordinated Noteholder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Senior Subordinated Note).

            (iii) After a transfer of any Initial Senior Subordinated Notes or Private Exchange Senior Subordinated Notes during the period of the effectiveness of a Senior Subordinated Notes Shelf Registration Statement with respect to such Initial Senior Subordinated Notes or Private Senior Subordinated Exchange Notes, as the case may be, all requirements pertaining to the Restricted Senior Subordinated Notes Legend on such Initial Senior Subordinated Notes or such Private Senior

      Subordinated Exchange Notes will cease to apply and the requirements that any such Initial Senior Subordinated Notes or such Private Senior Subordinated Exchange Notes be issued in global form will continue to apply.

            (iv) Upon the consummation of a Senior Subordinated Notes Registered Exchange Offer with respect to the Initial Senior Subordinated Notes pursuant to which Senior Subordinated Noteholders of such Initial Senior Subordinated Notes are offered Senior Subordinated Exchange Notes in exchange for their Initial Senior Subordinated Notes, all requirements pertaining to Initial Senior Subordinated Notes that Initial Senior Subordinated Notes be issued in global form will continue to apply, and Senior Subordinated Exchange Notes in global form without the Restricted Senior Subordinated Notes Legend will be available to Senior Subordinated Noteholders that exchange such Initial Senior Subordinated Notes in such Senior Subordinated Notes Registered Exchange Offer.

            (v) Upon the consummation of a Senior Subordinated Notes Private Exchange with respect to the Initial Senior Subordinated Notes pursuant to which Holders of such Initial Senior Subordinated Notes are offered Private Senior Subordinated Exchange Notes in exchange for their Initial Senior Subordinated Notes, all requirements pertaining to such Initial Senior Subordinated Notes that Initial Senior Subordinated Notes be issued in global form will continue to apply, and Private Senior Subordinated Exchange Notes in global form with the Restricted Senior Subordinated Notes Legend will be available to Senior Subordinated Noteholders that exchange such Initial Senior Subordinated Notes in such Senior Subordinated Notes Private Exchange.

            (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Senior Subordinated Note acquired pursuant to Regulation S, all requirements that such Initial Senior Subordinated Note bear the Restricted Senior Subordinated Notes Legend will cease to apply and the requirements requiring any such Initial Senior Subordinated Note be issued in global form will continue to apply.

            (vii) Any Additional Senior Subordinated Notes sold in a registered offering shall not be required to bear the Restricted Senior Subordinated Notes Legend.

            (f) Cancelation or Adjustment of Global Senior Subordinated Note. At such time as all beneficial interests in a Global Senior Subordinated Note have either been exchanged for Definitive Senior Subordinated Notes, transferred, redeemed, repurchased or canceled, such Global Senior Subordinated Note shall be returned by the Depositary to the Senior Subordinated Notes Trustee for cancelation or retained and canceled by the Senior Subordinated Notes Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Senior Subordinated Note is exchanged for Definitive Senior Subordinated Notes, transferred in exchange for an interest in another Global Senior Subordinated Note, redeemed, repurchased or canceled, the principal amount of Senior Subordinated Notes represented by such Global Senior Subordinated Note shall be reduced and an adjustment shall be made on the books and records of the Senior Subordinated Notes Trustee (if it is then the Senior Subordinated Notes Custodian for such Global Senior Subordinated Note) with respect to such Global Senior Subordinated Note, by the Senior Subordinated Notes Trustee or the Senior Subordinated Notes Custodian, to reflect such reduction.

            (g) Obligations with Respect to Transfers and Exchanges of Senior Subordinated Notes.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Senior Subordinated Notes Trustee shall authenticate, Definitive Senior Subordinated Notes and Global Senior Subordinated Notes at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.06, 4.08 and 9.05).

            (iii) Prior to the due presentation for registration of transfer of any Senior Subordinated Note, the Company, the Senior Subordinated Notes Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Note and for all other purposes whatsoever, whether or not such Senior Subordinated
      Note is overdue, and none of the Company, the Senior Subordinated Notes Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Senior Subordinated Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Senior Subordinated Notes surrendered upon such transfer or exchange.

            (h) No Obligation of the Senior Subordinated Notes Trustee.

            (i) The Senior Subordinated Notes Trustee shall have no responsibility or obligation to any beneficial owner of a Global Senior Subordinated Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Senior Subordinated Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Senior Subordinated Notes. All notices and communications to be given to the Senior Subordinated Noteholders and all payments to be made to Senior Subordinated Noteholders under the Senior Subordinated Notes shall be given or made only to the registered Senior Subordinated Noteholders (which shall be the Depositary or its nominee in the case of a Global Senior Subordinated Note). The rights of beneficial owners in any Global Senior Subordinated Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Senior Subordinated Notes Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Senior Subordinated Notes Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Senior Subordinated Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Senior Subordinated Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Senior Subordinated Notes

            (a) A Global Senior Subordinated Note deposited with the Depositary or with the Senior Subordinated Notes Trustee as Senior Subordinated Notes Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of such Global Senior Subordinated Note, in exchange for such Global Senior Subordinated Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Senior Subordinated Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Senior Subordinated Notes Trustee in writing that it elects to cause the issuance of certificated Senior Subordinated Notes under this Indenture.

            (b) Any Global Senior Subordinated Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Senior Subordinated Notes Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Senior Subordinated Notes Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Senior Subordinated Note, an equal aggregate principal amount of Definitive Senior Subordinated Notes of authorized denominations. Any portion of a Global Senior Subordinated Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Senior Subordinated Note in the form of a Definitive Senior Subordinated Note delivered in exchange for an interest in the Global Senior Subordinated Note shall, except as otherwise provided by Section 2.3(e), bear the Restricted Senior Subordinated Notes Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered Senior Subordinated Noteholder of a Global Senior Subordinated Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Senior Subordinated Noteholder is entitled to take under this Indenture or the Senior Subordinated Notes.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Senior Subordinated Notes Trustee a reasonable supply of Definitive Senior Subordinated Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

               [FORM OF FACE OF INITIAL SENIOR SUBORDINATED NOTE]

                    [Global Senior Subordinated Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [Restricted Senior Subordinated Notes Legend]

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL

      BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT,
      (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2),
      (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Senior Subordinated Note will also bear the following additional legend:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                     9 1/8% Senior Subordinated Note due 2008

                                                                CUSIP No. ______

            WESCO Distribution, Inc., a Delaware corporation, promises to pay to
Cede & Co., or registered assigns, the principal sum [of              Dollars]
[listed on the Schedule of Increases or Decreases in Global Senior Subordinated Note attached hereto](1) on June 1, 2008.

            Interest Payment Dates: June 1 and December 1.

            Record Dates: May 15 and November 15.

--------

(1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Senior Subordinated Note are set forth on the other side of this Senior Subordinated Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                 WESCO DISTRIBUTION, INC.,

                                                 by
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 by
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated:

SENIOR SUBORDINATED NOTES TRUSTEE'S CERTIFICATE OF
            AUTHENTICATION

BANK ONE, N.A.,
            as Senior Subordinated Notes Trustee, certifies that this is one of the Senior Subordinated Notes referred to in the Indenture.

By:
    -------------------------
      Authorized Signatory

               [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED NOTE]

                     9 1/8% Senior Subordinated Note due 2008

1. Interest

            (a) WESCO DISTRIBUTION, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 5, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            (b) Liquidated Damages. The holder of this Senior Subordinated Note is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of June 5, 1998, among the Company, WESCO International, Inc. ("Holdings") and the Initial Purchasers named therein (the "Senior Subordinated Notes Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Senior Subordinated Notes Registration Agreement. If (i) the Senior Subordinated Notes Shelf Registration Statement or Senior Subordinated Notes Exchange Offer Registration Statement, as applicable under the Senior Subordinated Notes Registration Agreement, is not filed with the Commission on or prior to 90 days after the Senior Subordinated Notes Issue Date (or, in the case of a Senior Subordinated Notes Shelf Registration Statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 45 days after publication of the change in law or interpretations, but in no event before 90 days after the Senior Subordinated Notes Issue Date), (ii) the Senior Subordinated Notes Exchange Offer Registration Statement or the Senior Subordinated Notes Shelf Registration Statement, as the case may be, is not declared effective within 200 days after the Senior Subordinated Notes Issue Date (or in the case of a Senior Subordinated Notes Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of Commission's staff, if later, within 90 days after publication of the change in law or interpretation, but in no event before 200 days after the Senior Subordinated Notes Issue Date), (iii) the Senior Subordinated Notes Registered Exchange Offer is not consummated on or prior to 230 days after the Senior Subordinated Notes Issue Date (other than in the event the Company files a Senior Subordinated Notes Shelf Registration Statement), or
(iv) the Senior Subordinated Notes Shelf Registration Statement is filed and declared effective within 200 days after the Senior Subordinated Notes Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional Senior Subordinated Notes Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company shall pay liquidated damages to each holder of Transfer Restricted Senior Subordinated Notes, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Senior Subordinated Notes constituting Transfer Restricted Senior Subordinated Notes held by such holder until (i) the applicable Senior Subordinated Notes Registration Statement is filed, (ii) the Senior Subordinated Notes Exchange Offer Registration Statement is declared effective and the Senior Subordinated Notes Registered Exchange Offer is consummated, (iii) the Senior

Subordinated Notes Shelf Registration Statement is declared effective or (iv) the Senior Subordinated Notes Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Senior Subordinated Notes on semi-annual payment dates which correspond to interest payment dates for the Senior Subordinated Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Senior Subordinated Notes Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages. For purposes of the foregoing, "Transfer Restricted Senior Subordinated Notes" means (i) each Initial Senior Subordinated Note until the date on which such Initial Senior Subordinated Note has been exchanged for a freely transferable Senior Subordinated Exchange Note in the Senior Subordinated Notes Registered Exchange Offer, (ii) each Initial Senior Subordinated Note or Private Senior Subordinated Exchange Note until the date on which such Initial Senior Subordinated Note or Private Senior Subordinated Exchange Note has been effectively registered under the Securities Act and disposed of in accordance with a Senior Subordinated Notes Shelf Registration Statement or (iii) each Initial Senior Subordinated Note or Private Senior Subordinated Exchange Note until the date on which such Initial Senior Subordinated Note or Private Senior Subordinated Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

            The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered holders of Senior Subordinated Notes at the close of business on the May 15 or November 15 next preceding the interest payment date even if Senior Subordinated Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Subordinated Notes represented by a Global Senior Subordinated Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Senior Subordinated Note (including principal, premium and interest), by mailing a check to the registered address of each Senior Subordinated Noteholder thereof; provided, however, that payments on the Senior Subordinated Notes may also be made, in the case of a Senior Subordinated Noteholder of at least $1,000,000 aggregate principal amount of Senior Subordinated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Senior Subordinated Noteholder elects payment by wire transfer by giving written notice to the Senior Subordinated Notes Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Senior Subordinated Notes Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Bank One, N.A., a national banking association (the "Senior Subordinated Notes Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Senior Subordinated Notes under an Indenture dated as of June 5, 1998 (the "Indenture"), among the Company, Holdings and the Senior Subordinated Notes Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Subordinated Notes are subject to all such terms, and Senior Subordinated Noteholders are referred to the Indenture and the TIA for a statement of those terms.

            The Senior Subordinated Notes are senior subordinated unsecured obligations of the Company limited to $500 million aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Senior Subordinated Note is one of the Original Senior Subordinated Notes referred to in the Indenture issued in an aggregate principal amount of $300 million. The Senior Subordinated Notes include the Initial Senior Subordinated Notes and any Senior Subordinated Exchange Notes issued in exchange for Initial Senior Subordinated Notes. The Initial Senior Subordinated Notes and the Senior Subordinated Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

            To guarantee the due and punctual payment of the principal and interest on the Senior Subordinated Notes and all other amounts payable by the Company under the Indenture and the Senior Subordinated Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Subordinated Notes and the Indenture, Holdings has unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the following two paragraphs, the Senior Subordinated Notes will not be redeemable at the option of the Company prior to June 1, 2003. Thereafter, the Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                   Redemption
Year                                                                  Price
----                                                               ----------
2003.............................................................   104.563%
2004.............................................................   103.042%
2005.............................................................   101.521%
2006 and thereafter..............................................   100.000%

            In addition, at any time and from time to time prior to June 1, 2001, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) with the Net Cash Proceeds of one or more Equity Offerings by (i) the Company or (ii) Holdings to the extent the Net Cash Proceeds thereof are (a) contributed to the Company as a capital contribution to the common equity of the Company or (b) used to purchase Capital Stock of the Company (in either case, other than Disqualified Stock), at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) remains outstanding. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Subordinated Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            At any time prior to June 1, 2003, the Senior Subordinated Notes may be redeemed, in whole but not in part, at the option of the Company at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

6. Sinking Fund

            The Senior Subordinated Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Senior Subordinated Noteholder of Senior Subordinated Notes to be redeemed at his or her registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Subordinated Notes (or such portions thereof) called for redemption.

8. Repurchase of Senior Subordinated Notes at the Option of Senior Subordinated Noteholders upon Change of Control

            Upon a Change of Control, any Senior Subordinated Noteholder of Senior Subordinated Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Senior Subordinated Notes of such Senior Subordinated Noteholder at a purchase price equal to 101% of the principal amount of the Senior Subordinated Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Subordination

            The Senior Subordinated Notes are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Senior Subordinated Notes may be paid. The Company and Holdings agrees, and each Senior Subordinated Noteholder by accepting a Senior Subordinated Note agrees, to the subordination provisions contained in the Indenture and authorizes the Senior Subordinated Notes Trustee to give it effect and appoints the Senior Subordinated Notes Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

            The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Senior Subordinated Noteholder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Senior Subordinated Notes Trustee may require a Senior Subordinated Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Subordinated Notes selected for redemption (except, in the case of a Senior Subordinated Note to be redeemed in part, the portion of the Senior Subordinated Note not to be redeemed) or to transfer or exchange any Senior Subordinated Notes for a period of 15 days prior to a selection of Senior Subordinated Notes to be redeemed.

11. Persons Deemed Owners

            The registered Senior Subordinated Noteholder of this Senior Subordinated Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Senior Subordinated Notes Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Senior Subordinated Noteholders entitled to the money must look only to the Company and not to the Senior Subordinated Notes Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Senior Subordinated Notes and the Indenture if the Company deposits with the Senior Subordinated Notes Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Subordinated Notes may be amended without prior notice to any Senior Subordinated Noteholder but with the written consent of the Senior Subordinated Noteholders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Senior Subordinated Noteholders of at least a majority in principal amount of the outstanding Senior Subordinated Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Senior Subordinated Noteholder of Senior Subordinated Notes, the Company and the Senior Subordinated Notes Trustee may amend the Indenture or the Senior Subordinated Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes; (iv) to add additional Guarantees with respect to the Senior Subordinated Notes; (v) to secure the Senior Subordinated Notes; (vi) to add additional covenants of the Company for the benefit of the Senior Subordinated Noteholders or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Senior Subordinated Noteholder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Senior Subordinated Exchange Notes, Private Senior Subordinated Exchange Notes, or Additional Senior Subordinated Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes may declare the principal of and accrued but unpaid interest on all the Senior Subordinated Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Senior Subordinated Notes will become immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholders. Under certain circumstances, the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

            If an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Subordinated Noteholders unless such Senior Subordinated Noteholders have offered to the Senior Subordinated Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Senior Subordinated Noteholder may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless (i) such Senior Subordinated Noteholder has previously given the Senior Subordinated Notes Trustee notice that an Event of Default is continuing, (ii) Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Senior Subordinated Notes Trustee in writing to pursue the remedy, (iii) such Senior Subordinated Noteholders have offered the Senior Subordinated Notes Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Senior Subordinated Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Senior Subordinated Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Notes Trustee or of exercising any trust or power conferred on the Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Senior Subordinated Notes Trustee determines is unduly prejudicial to the rights of any other Senior Subordinated Noteholder or that would involve the Senior Subordinated Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Senior Subordinated Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Senior Subordinated Notes Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Senior Subordinated Notes Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Senior Subordinated Notes Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or Holdings shall not have any liability for any obligations of the Company under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Subordinated Note, each Senior Subordinated Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Subordinated Notes.

18. Authentication

            This Senior Subordinated Note shall not be valid until an authorized signatory of the Senior Subordinated Notes Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Subordinated Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Senior Subordinated Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW

            THIS SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and has directed the Senior Subordinated Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Senior Subordinated Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Senior Subordinated Noteholder of Senior Subordinated Notes upon written request and without charge to the Senior Subordinated Noteholder a copy of the Indenture which has in it the text of this Senior Subordinated Note.

                                 ASSIGNMENT FORM

To assign this Senior Subordinated Note, fill in the form below:

I or we assign and transfer this Senior Subordinated Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Senior
Subordinated Note on the books of the Company. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________
Sign exactly as your name appears on the other side of this Senior Subordinated Note.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                  TRANSFER RESTRICTED SENIOR SUBORDINATED NOTES

This certificate relates to $_________ principal amount of Senior Subordinated Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Senior Subordinated Notes Trustee by written order to deliver in exchange for its beneficial interest in the Global Senior Subordinated Note held by the Depositary a Senior Subordinated Note or Senior Subordinated Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Senior Subordinated Note (or the portion thereof indicated above);

|_| has requested the Senior Subordinated Notes Trustee by written order to exchange or register the transfer of a Senior Subordinated Note or Senior Subordinated Notes.

In connection with any transfer of any of the Senior Subordinated Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Senior Subordinated Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)  |_|    to the Company; or

      (2)  |_|    pursuant to an effective registration statement under the
                  Securities Act of 1933; or

      (3)  |_|    inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (4)  |_|    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

      (5)  |_|    to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Senior Subordinated Notes Trustee a signed letter containing certain representations and agreements; or

      (6)  |_|    pursuant to another available exemption from registration
                  provided by Rule 144 under the Securities Act of 1933.

      Unless one of the boxes is checked, the Senior Subordinated Notes Trustee will refuse to register any of the Senior Subordinated Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Senior Subordinated Notes Trustee may require, prior to registering any such transfer of the Senior Subordinated Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                ________________________
                                                Your Signature

Signature Guarantee:

Date: ___________________                       ________________________
Signature must be guaranteed                      Signature of Signature
by a participant in a                             Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Senior Subordinated Notes Trustee

____________________________________________________________

      TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Senior Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                        ______________________________
                                                 NOTICE:  To be executed by
                                                          an executive officer

              [TO BE ATTACHED TO GLOBAL SENIOR SUBORDINATED NOTES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR
                               SUBORDINATED NOTE

            The initial principal amount of this Global Senior Subordinated Note
is $[    ]. The following increases or decreases in this Global Senior
Subordinated Note have been made:

Date of   Amount of decrease in       Amount of increase in        Principal amount of this     Signature of authorized
Exchange  Principal  Amount of this   Principal Amount of this     Global Senior Subordinated   signatory of Senior
          Global Senior Subordinated  Global Senior Subordinated   Note following such          Subordinated Notes Trustee
          Note                        Note                         decrease or increase         or Senior Subordinated
                                                                                                Notes Custodian

           OPTION OF SENIOR SUBORDINATED NOTEHOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                      Asset Sale |_| Change of Control |_|

            If you want to elect to have only part of this Senior Subordinated Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Senior Subordinated
Note)

Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior
                    Subordinated Notes Trustee

                                                                       EXHIBIT B

               [FORM OF FACE OF SENIOR SUBORDINATED EXCHANGE NOTE]

No.                                                                  $__________

                     9 1/8% Senior Subordinated Note due 2008

                                                                CUSIP No. ______

            WESCO Distribution, Inc., a Delaware corporation, promises to pay to
Cede & Co., or registered assigns, the principal sum [of         Dollars]
[listed on the Schedule of Increases or Decreases in Global Senior Subordinated Note attached hereto](2) on June 1, 2008.

            Interest Payment Dates: June 1 and December 1.

            Record Dates: May 15 and November 15.

--------
(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

            Additional provisions of this Senior Subordinated Note are set forth on the other side of this Senior Subordinated Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                   WESCO DISTRIBUTION, INC.,

                                                   by
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                   by
                                                      --------------------------
                                                      Name:
                                                      Title:

Dated:

SENIOR SUBORDINATED NOTES TRUSTEE'S CERTIFICATE OF
            AUTHENTICATION

BANK ONE, N.A.,

            as Senior Subordinated Notes Trustee, certifies that this is one of the Senior Subordinated Notes referred to in the Indenture.

            by
                -----------------------------
                     Authorized Signatory

----------
*/ If the Senior Subordinated Note is to be issued in global form, add the Global Senior Subordinated Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL SENIOR SUBORDINATED NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR SUBORDINATED NOTE".

           [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED EXCHANGE NOTE]

                     9 1/8% Senior Subordinated Note due 2008

1. Interest.

            WESCO DISTRIBUTION, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Senior Subordinated Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 5, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

            The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered holders of Senior Subordinated Notes at the close of business on the May 15 or November 15 next preceding the interest payment date even if Senior Subordinated Notes are canceled after the record date and on or before the interest payment date. Senior Subordinated Noteholders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Subordinated Notes represented by a Global Senior Subordinated Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Senior Subordinated Note (including principal, premium and interest), by mailing a check to the registered address of each Senior Subordinated Noteholder thereof; provided, however, that payments on the Senior Subordinated Notes may also be made, in the case of a Senior Subordinated Noteholder of at least $1,000,000 aggregate principal amount of Senior Subordinated Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Senior Subordinated Noteholder elects payment by wire transfer by giving written notice to the Senior Subordinated Notes Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Senior Subordinated Notes Trustee may accept in its discretion).

3. Paying Agent and Registrar

            Initially, Bank One, N.A., a national banking association (the "Senior Subordinated Notes Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

            The Company issued the Senior Subordinated Notes under an Indenture dated as of June 5, 1998 (the "Indenture"), among the Company, Holdings and the Senior Subordinated Notes Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Subordinated Notes are subject to all such terms, and Senior Subordinated Noteholders are referred to the Indenture and the TIA for a statement of those terms.

            The Senior Subordinated Notes are senior subordinated unsecured obligations of the Company limited to $500 million aggregate principal amount at any one time outstanding, of which $300 million in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $200 million aggregate principal amount of Additional Senior Subordinated Notes. This Senior Subordinated Note is one of the Initial Senior Subordinated Notes referred to in the Indenture. The Senior Subordinated Notes include the Original Senior Subordinated Notes, the Additional Senior Subordinated Notes and any Senior Subordinated Exchange Notes and Private Senior Subordinated Exchange Notes issued in exchange for the Initial Senior Subordinated Notes pursuant to the Indenture. The Original Senior Subordinated Notes, the Additional Senior Subordinated Notes, the Senior Subordinated Exchange Notes and the Private Senior Subordinated Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

            To guarantee the due and punctual payment of the principal and interest, if any, on the Senior Subordinated Notes and all other amounts payable by the Company under the Indenture and the Senior Subordinated Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Senior Subordinated Notes and the Indenture, Holdings has unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

            Except as set forth in the following two paragraphs, the Senior Subordinated Notes will not be redeemable at the option of the Company prior to June 1, 2003. Thereafter, the Senior Subordinated Notes will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and liquidated damages (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 1 of the years set forth below:

                                                                    Redemption
Year                                                                   Price
----                                                                ----------
2003................................................................ 104.563%
2004................................................................ 103.042%
2005................................................................ 101.521%
2006 and thereafter................................................. 100.000%

            In addition, at any time and from time to time prior to June 1, 2001, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) with the Net Cash Proceeds of one or more Equity Offerings by (i) the Company or (ii) Holdings to the extent the Net Cash Proceeds thereof are (a) contributed to the Company as a capital contribution to the common equity of the Company or (b) used to purchase Capital Stock of the Company (in either case, other than Disqualified Stock), at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Senior Subordinated Notes (calculated giving effect to any issuance of Additional Senior Subordinated Notes) remains outstanding. Any such redemption shall be made within 120 days of such Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Senior Subordinated Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

            At any time prior to June 1, 2003, the Senior Subordinated Notes may be redeemed, in whole but not in part, at the option of the Company at any time within 180 days after a Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof plus (ii) accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) plus (iii) the Applicable Premium.

6. Sinking Fund

            The Senior Subordinated Notes are not subject to any sinking fund.

7. Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Senior Subordinated Noteholder of Senior Subordinated Notes to be redeemed at his or her registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Subordinated Notes (or such portions thereof) called for redemption.

8. Repurchase of Senior Subordinated Notes at the Option of Senior Subordinated Noteholders upon Change of Control

            Upon a Change of Control, any Senior Subordinated Noteholder of Senior Subordinated Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Senior Subordinated Notes of such Senior Subordinated Noteholder at a purchase price equal to 101% of the principal amount of the Senior Subordinated Notes to be repurchased plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Senior Subordinated Noteholders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Subordination

            The Senior Subordinated Notes are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Senior Subordinated Notes may be paid. The Company and Holdings agrees, and each Senior Subordinated Noteholder by accepting a Senior Subordinated Note agrees, to the subordination provisions contained in the Indenture and authorizes the Senior Subordinated Notes Trustee to give it effect and appoints the Senior Subordinated Notes Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange

            The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Senior Subordinated Noteholder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Senior Subordinated Notes Trustee may require a Senior Subordinated Noteholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Subordinated Notes selected for redemption (except, in the case of a Senior Subordinated Note to be redeemed in part, the portion of the Senior Subordinated Note not to be redeemed) or to transfer or exchange any Senior Subordinated Notes for a period of 15 days prior to a selection of Senior Subordinated Notes to be redeemed or 15 days before an interest payment date.

11. Persons Deemed Owners

            The registered Senior Subordinated Noteholder of this Senior Subordinated Note may be treated as the owner of it for all purposes.

12. Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Senior Subordinated Notes Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Senior Subordinated Noteholders entitled to the money must look only to the Company and not to the Senior Subordinated Notes Trustee for payment.

13. Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Senior Subordinated Notes and the Indenture if the Company deposits with the Senior Subordinated Notes Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

14. Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Senior Subordinated Notes may be amended without prior notice to any Senior Subordinated Noteholder but with the written consent of the Senior Subordinated Noteholders of at least a majority in aggregate principal amount of the outstanding Senior Subordinated Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Senior Subordinated Noteholders of at least a majority in principal amount of the outstanding Senior Subordinated Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Senior Subordinated Noteholder of Senior Subordinated Notes, the Company and the Senior Subordinated Notes Trustee may amend the Indenture or the Senior Subordinated Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes; (iv) to add additional Guarantees with respect to the Senior Subordinated Notes; (v) to secure the Senior Subordinated Notes; (vi) to add additional covenants of the Company for the benefit of the Senior Subordinated Noteholders or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Senior Subordinated Noteholder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company (or any representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Senior Subordinated Exchange Notes, Private Senior Subordinated Exchange Notes, or Additional Senior Subordinated Notes.

15. Defaults and Remedies

            If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Senior Subordinated Notes Trustee or the Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes may declare the principal of and accrued but unpaid interest on all the Senior Subordinated Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Senior Subordinated Notes will become immediately due and payable without any declaration or other act on the part of the Senior Subordinated Notes Trustee or any Senior Subordinated Noteholders. Under certain circumstances, the Senior Subordinated

Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes may rescind any such acceleration with respect to the Senior Subordinated Notes and its consequences.

            If an Event of Default occurs and is continuing, the Senior Subordinated Notes Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Senior Subordinated Noteholders unless such Senior Subordinated Noteholders have offered to the Senior Subordinated Notes Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Senior Subordinated Noteholder may pursue any remedy with respect to the Indenture or the Senior Subordinated Notes unless (i) such Senior Subordinated Noteholder has previously given the Senior Subordinated Notes Trustee notice that an Event of Default is continuing, (ii) Senior Subordinated Noteholders of at least 25% in principal amount of the outstanding Senior Subordinated Notes have requested the Senior Subordinated Notes Trustee in writing to pursue the remedy, (iii) such Senior Subordinated Noteholders have offered the Senior Subordinated Notes Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Senior Subordinated Notes Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes have not given the Senior Subordinated Notes Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Senior Subordinated Noteholders of a majority in principal amount of the outstanding Senior Subordinated Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Notes Trustee or of exercising any trust or power conferred on the Senior Subordinated Notes Trustee. The Senior Subordinated Notes Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Senior Subordinated Notes Trustee determines is unduly prejudicial to the rights of any other Senior Subordinated Noteholder or that would involve the Senior Subordinated Notes Trustee in personal liability. Prior to taking any action under the Indenture, the Senior Subordinated Notes Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  Senior Subordinated Notes Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Senior Subordinated Notes Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Senior Subordinated Notes Trustee.

17. No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or Holdings shall not have any liability for any obligations of the Company under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Senior Subordinated Note, each Senior Subordinated Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Senior Subordinated Notes.

18. Authentication

            This Senior Subordinated Note shall not be valid until an authorized signatory of the Senior Subordinated Notes Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Subordinated Note.

19. Abbreviations

            Customary abbreviations may be used in the name of a Senior Subordinated Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW

            THIS SENIOR SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and has directed the Senior Subordinated Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Senior Subordinated Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Senior Subordinated Noteholder of Senior Subordinated Notes upon written request and without charge to the Senior Subordinated Noteholder a copy of the Indenture which has in it the text of this Senior Subordinated Note.

                                ASSIGNMENT FORM

To assign this Senior Subordinated Note, fill in the form below:

I or we assign and transfer this Senior Subordinated Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint          agent to transfer this Senior Subordinated Note
on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ________________ Your Signature: _________________________________________

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Senior Subordinated Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior Subordinated Notes Trustee.

           OPTION OF SENIOR SUBORDINATED NOTEHOLDER TO ELECT PURCHASE

            If you want to elect to have this Senior Subordinated Note purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

                      Asset Sale |_| Change of Control |_|

            If you want to elect to have only part of this Senior Subordinated Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date: __________________ Your Signature: _______________________________________
                                         (Sign exactly as your name appears on
                                         the other side of the Senior
                                         Subordinated Note)

Signature Guarantee:____________________________________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Senior Subordinated Notes Trustee.

                                                                       EXHIBIT C

                                     Form of
                       Transferee Letter of Representation

WESCO Distribution, Inc.

In care of
Bank One, N.A.
Bank One Trust Company, N.A.
c/o First Chicago Trust Company
14 Wall Street
8th Floor, Suite 4607
New York, NY 10002

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $ principal amount of the 9 1/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes") of WESCO Distribution, Inc. (the "Company").

            Upon transfer, the Senior Subordinated Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

      The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Senior Subordinated Notes, and we are acquiring the Senior Subordinated Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Subordinated Notes, and we invest in or purchase Senior Subordinated Notes similar to the Senior Subordinated Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

            2. We understand that the Senior Subordinated Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Senior Subordinated Notes to offer, sell or otherwise transfer such Senior Subordinated Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Senior Subordinated Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional investor under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Senior Subordinated Notes Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Senior Subordinated Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Senior Subordinated Notes Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Senior Subordinated Notes pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Senior Subordinated Notes Trustee.

                                                 TRANSFEREE:_________________,

                                                   by:_______________________